Exhibit 1.1

SENIOR NOTES INDENTURE

Dated as of October 13, 2021

Among

KOSMOS ENERGY LTD.

THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee, Paying Agent, Registrar and Transfer Agent

FLOATING RATE SENIOR NOTES

Exchangeable Into

FIXED RATE SENIOR NOTES

TABLE OF CONTENTS

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Appendix A	Provisions Relating to Initial Notes and Additional Notes

Exhibit A	Form of Bridge Note
Exhibit B	Form of Extended Maturity Note
Exhibit C	Form of Institutional Accredited Investor Transferee Letter of Representation
Exhibit D	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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INDENTURE, dated as of October 13, 2021, among Kosmos Energy Ltd., a Delaware corporation (the “Company”), the Guarantors listed on the signature pages hereto and Wilmington Trust, National Association, as Trustee, Paying Agent, Registrar and Transfer Agent.

W I T N E S S E T H

WHEREAS, the Company has duly authorized the creation of and issue of $400,000,000 aggregate principal amount of floating rate Senior Notes which may, pursuant to the terms of this Indenture, convert into Extended Maturity Notes (collectively, the “Initial Notes”); and

WHEREAS, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01          Definitions.

“7.125% Senior Notes” means the Company’s 7.125% Senior Notes due 2026 issued pursuant to the indenture dated as of April 4, 2019, entered into among the Company, the Guarantors, Wilmington Trust, National Association, as trustee, paying agent, transfer agent and registrar, and Banque Internationale à Luxembourg S.A., as Luxembourg listing agent, Luxembourg paying agent, Luxembourg transfer agent and Luxembourg registrar.

“7.500% Senior Notes” means the Company’s 7.500% Senior Notes due 2028 issued pursuant to the indenture dated as of March 4, 2021, entered into among the Company, the Guarantors, Wilmington Trust, National Association, as trustee, paying agent, transfer agent and registrar, and Banque Internationale à Luxembourg S.A., as Luxembourg listing agent, Luxembourg paying agent, Luxembourg transfer agent and Luxembourg registrar.

“Accounting Change” means any change in U.S. GAAP.

“Acquisition” means the acquisition of the outstanding shares of Anadarko WCTP Company pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Share Purchase Agreement (together with the exhibits and schedules thereto, as amended, supplemented, otherwise modified, or consented to or waived) for the sale and purchase of the entire issued share capital of Anadarko WCTP Company, dated as of the Acceptance Date (as defined in the Commitment Letter) by and among Anadarko Offshore Holding Company, LLC (the “Seller”) and Kosmos Energy Ghana Holdings Limited (the “Purchaser”), the Purchaser will acquire Anadarko WCTP Company by purchase of the Shares (as defined in the Acquisition Agreement).

“Acquisition Financing” means the following financing transactions that are expected to be used to fund the Acquisition:

(1)            issuance of up to $400,000,000 of Notes pursuant to this Indenture;

(2)            expected $75,000,000 of borrowings under the Facility; and

(3)            application of certain cash on hand of the Company and its Subsidiaries.

“Acquired Debt” means Debt of a Person existing at the time the Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, the Person merging or amalgamating with or into or becoming a Restricted Subsidiary.

“Additional Assets” means (i) any property or assets (including Capital Stock or its substantial equivalent or other Investments) that are used or usable by the Company, any of its Restricted Subsidiaries or any joint venture in which the Company or any of its Restricted Subsidiaries is a party in a Permitted Business (or in the case of Capital Stock or its substantial equivalent or other Investments that represent direct, or indirect (via a holding company), ownership or other interests held by the Company or any Restricted Subsidiary in entities engaged in a Permitted Business); and (ii) contracts (including supply, customer and EPC contracts) that are used or usable by the Company, any of its Restricted Subsidiaries or any joint venture in which the Company or any of its Restricted Subsidiaries is a party in a Permitted Business.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01 and Section 4.09 whether or not they bear the same CUSIP number.

“Adjusted Consolidated Net Tangible Assets” means, without duplication, as of the date of determination, the sum of:

(1)            discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines (before any future income tax expense estimated in accordance with U.S. GAAP), as estimated by a U.S. nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available or, at the Company’s option, the most recently completed fiscal quarter for which financial statements are available, using a discount rate of 10% and based on the forecast prices and costs utilized in such year-end or quarterly reserve report, as applicable, as increased by, as of the date of determination, the discounted future net revenues (before any future income tax expense estimated in accordance with U.S. GAAP) from:

(a)            estimated proved oil and gas reserves acquired since the date of such year-end or quarterly reserve report, as applicable, and

(b)            estimated proved oil and gas reserves attributable to extensions, discoveries and other additions and upwards revisions of estimates of oil and gas reserves since the date of such year-end or quarterly reserve report, as applicable, due to exploration, development, exploitation or other activities which would, in accordance with standard industry practice, cause such revisions, in each case, calculated in accordance with SEC guidelines (using a discount rate of 10% and based on the forecast prices and costs utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from:

(c)            estimated proved oil and gas reserves produced or disposed of since the date of such year-end or quarterly reserve report, as applicable, and

(d)            reductions in estimated proved oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end or quarterly reserve report, as applicable, due to changes in geological conditions or other factors that would, in accordance with standard industry practice, cause such revisions, in each case, calculated in accordance with SEC guidelines (using a discount rate of 10% and based on the forecast prices and costs utilized in such year-end or quarterly reserve report, as applicable); provided that, in the case of each of the determinations made pursuant to clauses (a) through (d), such increases and decreases shall be as estimated by the Company’s internal or independent petroleum engineers,

(2)            the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of the date of the Company’s most recent available internal annual or quarterly financial statements,

(3)            the Consolidated Net Working Capital of the Company as of the date of the Company’s most recently available internal annual or quarterly financial statements, and

(4)            the greater of (a) the net book value of other tangible assets of the Company and its Restricted Subsidiaries as of the date of the Company’s most recently available internal annual or quarterly financial statements or (b) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries, in each case, as of the date of the Company’s most recently available internal annual or quarterly financial statements (provided that if no such appraisal has been performed, the Company shall not be required to obtain such an appraisal and only subclause (a) of this clause (4) shall apply), minus, to the extent not otherwise taken into account in the immediately preceding clauses (1) through (4), the sum of:

(1)            minority interests,

(2)            any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s most recently available internal annual or quarterly financial statements,

(3)            to the extent included in the amount calculated pursuant to the first clause (1) of this definition, the discounted future net revenues, calculated in accordance with SEC guidelines utilizing the prices utilized in the Company’s year-end or quarterly reserve report, as applicable, attributable to proved reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, and

(4)            the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to proved reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in the first clause (1) of this definition, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specific with respect thereto.

“Affiliate” means, with respect to any specified Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (b) any other Person who is a director or officer (i) of such specified Person, (ii) of any subsidiary of such specified Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Transfer Agent.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Asset Sale” means any sale, lease, transfer or other disposition (whether in a single transaction or a series of related transactions) of any assets by the Company or any Restricted Subsidiary, including by means of a merger, amalgamation, consolidation or similar transaction or a Sale and Leaseback Transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”); provided that the following are not included in the definition of “Asset Sale”:

(1)            a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;

(2)            the sale, lease, transfer or other disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) cash, Cash Equivalents and Marketable Securities, (ii) inventory, (iii) damaged, worn out or obsolete equipment or other assets, or (iv) rights granted to others pursuant to leases or licenses;

(3)            the lease of assets by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(4)            any sale, lease, transfer or other disposition of any property or concession to any governmental authority;

(5)            the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(6)            a transaction described under Section 5.01;

(7)            a Restricted Payment permitted under Section 4.08 or a Permitted Investment;

(8)            any issuance of Disqualified Stock otherwise permitted pursuant to Section 4.09;

(9)            the creation of a Lien not prohibited by this Indenture (but not the sale or disposition of the property subject to such Lien);

(10)            the licensing or sublicensing of intellectual property or other general intangibles, including, without limitation, licenses for seismic data, in the ordinary course of business and which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(11)            the sale or other disposition of Cash Equivalents;

(12)            any surrender or waiver of contract rights or oil and natural gas leases or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind in the ordinary course of business;

(13)            a disposition of hydrocarbons or mineral products inventory in the ordinary course of business;

(14)            the farm-out, lease or sublease of developed or undeveloped Oil and Gas Properties or license or concession to explore or produce oil and natural gas owned or held by the Company or any Restricted Subsidiary in exchange for either (i) Oil and Gas Properties or license or concession to explore or produce oil and natural gas owned or held by another Person or (ii) the assumption by the other Person of any expenditures to explore or produce oil and natural gas in the Oil and Gas properties or license or concession;

(15)            any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Permitted Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(16)            to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in the oil and gas business;

(17)            the disposition of any assets (including Equity Interests) (i) acquired in a transaction permitted under this Indenture (other than Oil and Gas Properties), which assets are not used or useful in the principal business of the Company and its Restricted Subsidiaries or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Company to consummate any acquisition permitted under this Indenture; and

(18)            any disposition of an asset or a series of related dispositions of assets with an aggregate Fair Market Value not to exceed the greater of (i) $35.0 million and (ii) 1.75% of Adjusted Consolidated Net Tangible Assets.

“Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors or other insolvency law in applicable jurisdictions (including applicable foreign jurisdictions).

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.

“Board of Directors” means, with respect to any Person, the Board of Directors or similar governing body of such Person or any duly authorized committee thereof.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York, USA or the location of the office of any Paying Agent.

“Capital Lease Obligations” means, with respect to any Person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with U.S. GAAP as in effect on the Issue Date; the amount of such obligation will be the capitalized amount thereof, determined in accordance with U.S. GAAP as in effect on the Issue Date; and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any Person, any and all shares, shares of stock, membership interests, rights to purchase, warrants, options, units, participations or other equivalents of or interests in (however designated, whether voting or nonvoting), such Person’s equity including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Cash Equivalents” means:

(1)            U.S. dollars, or money in other currencies received in the ordinary course of business that are readily convertible into U.S. dollars;

(2)            any evidence of Debt with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof;

(3)            (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, (iv) overnight bank deposits, and (v) deposits in restricted cash accounts, in each case with any bank or trust company organized or licensed under the laws of the Cayman Islands or England or any political subdivision thereof or the United States or any state thereof having capital, surplus and undivided profits in excess of $500.0 million whose long-term debt is rated “A-2” or higher by S&P or “F2” or higher by Fitch (or the equivalent local rating);

(4)            repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)            commercial paper rated at least F2 by Fitch or A-1 by S&P (or the equivalent local rating) and maturing within one year after the date of acquisition; and

(6)            money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above.

“Change of Control” means:

(1)            the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” as that term is used in Section 13(d)(3) of the Exchange Act) other than to one or more Permitted Holders;

(2)            (i) if a Person (other than a Permitted Holder) beneficially owns, directly or indirectly, more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares and (ii) no Permitted Holder beneficially owns, directly or indirectly, a greater percentage of the outstanding Voting Stock of the Company than such Person; or

(3)            the adoption of a plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, the Acquisition will not trigger a Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Consolidated Income Tax Expense” means, with respect to any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with U.S. GAAP) of the Company and its Restricted Subsidiaries for such period as determined in accordance with U.S. GAAP.

“Consolidated Interest Expense” means, for any period, the total consolidated interest expense (less interest income) of the Company and its Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense and without duplication:

(1)          interest expense attributable to Capital Lease Obligations;

(2)          amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to U.S. GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(3)          non-cash interest expense (to the extent deducted in the calculation of Consolidated Net Income);

(4)          commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)          the interest expense on Debt of another Person that is guaranteed by the Company or one of its Restricted Subsidiaries or secured by a Lien on assets of the Company or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon;

(6)          cash costs associated with Hedging Obligations (including amortization of fees); provided, however, that if Hedging Obligations result in net cash benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to U.S. GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7)          the interest expense that was capitalized during such period; and

(8)          all dividends paid or payable in cash, Cash Equivalents or Debt or accrued during such period on any series of Disqualified Stock of the Company or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary.

minus, to the extent included above, any interest attributable to Dollar-Denominated Production Payments; provided that, for the purposes of calculating Consolidated Interest Expense, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related interpretations as a result of the terms of Debt to which such Consolidated Interest Expense relates.

“Consolidated Net Income” means, for any period, the aggregate net income (loss) of the Company, its consolidated Restricted Subsidiaries and the Company’s equity in net income of Kosmos-Trident International Petroleum Inc. determined in accordance with U.S. GAAP and after any reduction in respect of Preferred Stock dividends of such Person; provided, however, that there will not be included (to the extent otherwise included therein) in such Consolidated Net Income:

(1)          any net income (loss) of any Person (other than the Company and Kosmos-Trident International Petroleum Inc.) that is not a Restricted Subsidiary, except that:

(a)           subject to the limitations contained in clauses (3) and (4) below, the Company’s equity in the net income of any such Person will be included only to the extent of the amount of cash dividends or distributions actually distributed by such Person during the relevant period to the Company or a Restricted Subsidiary (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)           the Company’s equity in a net loss of any such Person for such period will be included to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary during such period;

(2)          solely for the purpose of determining the amount available for Restricted Payments under Section 4.08(a)(3) any net income (but not loss) of any Restricted Subsidiary (other than a Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or distributions, directly or indirectly, to the Company, except that

(a)           subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)           the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)          any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(4)          any extraordinary or nonrecurring gains or losses, together with any related provision for taxes on such gains or losses and all related fees and expenses;

(5)          the cumulative effect of a change in accounting principles;

(6)          any “ceiling limitation” or other asset impairment writedowns on Oil and Gas Properties under U.S. GAAP or SEC guidelines;

(7)          any unrealized non-cash gains or losses or charges in respect of Hedging Obligations;

(8)           income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(9)          all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Debt;

(10)        any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards; and

(11)        accruals and reserves that are established or adjusted within 12 months after the Issue Date that are so required to be established as a result of the Transactions (or adjusted after the establishment thereof) in accordance with GAAP;

provided, further, for the purposes of calculating Consolidated Net Income, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related interpretations as a result of the terms of Debt.

“Consolidated Net Working Capital” of Company as of any date of determination means the difference (shown on the balance sheet of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with U.S. GAAP as of the end of the most recent fiscal quarter of the Company for which internal financial statements are available) between (i) all current assets of the Company and its Restricted Subsidiaries except unrealized gains relating to Hedging Obligations and (ii) all current liabilities of the Company and its Restricted Subsidiaries except the current portion of Debt, unrealized losses relating to Hedging Obligations and liabilities associated with stock-based compensation.

“Consolidated Total Debt Ratio” as of any date of determination means, the ratio of (1) consolidated total Debt (excluding Debt in respect of (A) any letter of credit, except to the extent of unreimbursed amounts under standby letters of credit and (B) Debt under Hedging Agreements existing on the Issue Date or otherwise permitted by Section 4.09(b)(4)) of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus Cash Equivalents included on the consolidated balance sheet of the Company as of the end of such most recent fiscal quarter to (2) EBITDAX of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to consolidated total Debt, Cash Equivalents and EBITDAX as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Corporate Revolver” means that certain Revolving Credit Facility Agreement originally dated November 23, 2012, as amended and restated pursuant to a deed of amendment and restatement dated August 6, 2018 and as last amended on May 12, 2021, among the Company, Kosmos Energy Operating, Kosmos Energy International, Kosmos Energy Development, Kosmos Energy Ghana HC and Kosmos Energy Finance International, ING Bank N.V., as Facility Agent, Crédit Agricole Corporate and Investment Bank, as Security and Intercreditor Agent, and the other financial institutions listed therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 14.02 or such other address as to which the Trustee may give notice to the Holders and the Company.

“Credit Facilities” means, one or more debt facilities, indentures or commercial paper facilities (including, without limitation, the Facility, the Corporate Revolver and the GoM Term Loan), in each case with banks, development banks, credit agencies, investment banks, insurance companies, mutual funds, government sponsored agency and/or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables), letters of credit, notes, debentures, bonds or similar instruments, or Capital Lease Obligations, mortgage financings or purchase money obligations Incurred for the purpose of financing all or any part of property, plant or equipment or other assets, in each case, as amended, extended, restated, renewed, refunded, replaced (whether contemporaneously or otherwise) or refinanced (in each case with Credit Facilities), supplemented or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt” means, with respect to any Person, without duplication:

(1)           the principal of and premium, if any, in respect of (a) indebtedness of such person for money borrowed and (b) indebtedness evidenced by notes, debentures, notes or other similar instruments for the payment of which such Person is responsible or liable;

(2)           all Capital Lease Obligations of such Person;

(3)           all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or other short-term obligations to suppliers payable within 180 days, in each case arising in the ordinary course of business);

(4)           all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(5)            all obligations of the type referred to in clauses (1) through (4) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other persons that are customers or suppliers of such person for which such Person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such Person does not, or is not required to, make payment in respect thereof);

(6)            all obligations of the type referred to in clauses (1) through (4) of other Persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured;

(7)            all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such person that is not held by such Person or a Restricted Subsidiary of such person, the greater of the maximum liquidation value of such Preferred Stock or the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock (but excluding, in each case, any accrued dividends); and

(8)            any other obligations of such person which are required to be, or are in such Person’s financial statements, recorded or treated as debt under U.S. GAAP;

provided that (other than Disqualified Stock) the foregoing debt shall be included in this definition of Debt only if, and to the extent that, the debt would appear as a liability on a balance sheet of such Person or in the notes to the financial statements in accordance with U.S. GAAP.

Notwithstanding the foregoing, the term “Debt” shall not include:

(1)            any leases or rentals of equipment related to exploration, production and commercialization activities, including without limitation, leases or rentals of or related to drilling rigs, pipelines, supply boats, crude oil and LNG carriers, FPSO (floating production storage and offloading) facilities, WHPs (wellhead platforms), TLWPs (tension leg wellhead platforms) and any other equipment or other assets, provided that such leases or rentals do not include a bargain purchase option;

(2)            in connection with the purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing;

(3)            Production Payments and Reserve Sales;

(4)            any obligations to customers, suppliers or service providers in the ordinary course of business with a maturity less than 90 days;

(5)            any obligation of a Person in respect of a Farm-In Agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(6)            any obligations under Hedging Agreements; provided that such agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with U.S. GAAP) and, in the case of currency hedging agreements or commodity hedging agreements, such agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of interest rate hedging agreements, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to the Debt of the Company or its Restricted Subsidiaries Incurred without violation of this Indenture;

(7)            any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, guarantees or letters of credit, surety bonds or performance bonds, adjustment of purchase price, holdbacks, contingency payment obligations or similar obligations (other than guarantees of Debt), in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that such obligation is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;

(8)            any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of Incurrence;

(9)            in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business; and

(10)         all contracts and other obligations, agreements, instruments or arrangements described in clauses (16), (17), (18), (19) and (20) of the definition of “Permitted Liens.”

“Deed of Guarantee” means the Deed of Guarantee and Indemnity, originally dated November 23, 2012, as amended on April 4, 2019, among the Company, Kosmos Energy Operating, Kosmos Energy International, Kosmos Energy Development, Kosmos Energy Ghana HC, Kosmos Energy Finance International, Kosmos Energy Equatorial Guinea, Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico, LLC, Kosmos Energy Gulf of Mexico Management, LLC and Kosmos Energy Gulf of Mexico Operations, LLC, and the Security and Intercreditor Agent and as the same may be amended, supplemented, or otherwise modified in a manner not materially adverse to the Holders when taken as a whole, as compared to the Deed of Guarantee as in effect immediately prior to such amendment, supplement or modification.

“Deed of Guarantee Accession Agreement” means that certain accession agreement to the Deed of Guarantee dated the date hereof between the Company, Kosmos Energy Operating, Kosmos Energy International, Kosmos Energy Development, Kosmos Energy Ghana HC, Kosmos Energy Finance International, Kosmos Energy Equatorial Guinea, Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico, LLC, Kosmos Energy Gulf of Mexico Management, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the Trustee and the Security and Intercreditor Agent on behalf of the beneficiaries under the Deed of Guarantee.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration.

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:

(1)            required to be redeemed or redeemable at the option of the holder prior to the date that is 91 days after the earlier of Stated Maturity of the Notes for consideration other than Qualified Equity Interests or the date the Notes are no longer outstanding, or

(2)            convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions:

(A)            are no more favorable to the holders than the covenants described under Section 4.15 and Section 4.16 and

(B)           specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by this Indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests:

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with U.S. GAAP, together with all undertakings and obligations in connection therewith.

“DTC” means the Depository Trust Company.

“EBITDAX” means, for any period, without duplication, the Consolidated Net Income for such period, plus the following, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income:

(1)            Consolidated Interest Expense;

(2)            Consolidated Income Tax Expense;

(3)            consolidated depletion and depreciation expense of the Company and its Restricted Subsidiaries;

(4)            consolidated amortization expense or asset impairment charges of the Company and its Restricted Subsidiaries;

(5)            other non-cash charges of the Company and its Restricted Subsidiaries (including, without limitation, any non-cash compensation expenses, non-cash unrealized gains/losses on commodity derivatives, loss on extinguishment of Debt, doubtful account expense, gains/losses on sale of Oil and Gas Properties, but excluding any non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

(6)            consolidated exploration expense of the Company and its Restricted Subsidiaries; and

(7)            each of the foregoing clauses (1) through (6) attributable to the Company’s joint ventures and its equity interest in Kosmos-Trident International Petroleum Inc.;

if applicable for such period; and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted (and not added back) in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, (y) amounts recorded in accordance with U.S. GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments and (z) other non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced EBITDAX in any prior period).

Notwithstanding the preceding sentence, clauses (1) through (7) relating to amounts of a Restricted Subsidiary of the referent Person will be added to Consolidated Net Income to compute EBITDAX of such Person only in the same proportion that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Eligible Equity Offering” means the issuance and sale for cash of Qualified Stock of the Company to any Person (other than a Restricted Subsidiary of the Company) pursuant to (i) a public offering in accordance with any applicable laws, rules and regulations or (ii) a private offering in accordance with Rule 144A, Regulation S and/or another exemption under the Securities Act or any other applicable law, rules and regulations of any other jurisdiction.

“equally and ratably” means as between the holders of Parity Debt Obligations within the same class after the repayment of amounts payable to the Security and Intercreditor Agent under the Security Documents and the Parity Obligation Representatives in accordance with the applicable Parity Obligation Document that payments made pursuant to such guarantee:

(1)           will be allocated and distributed first to the Parity Obligation Representative for each outstanding series of Parity Debt within that class, for the account of the holders of such series of Parity Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) forming part of, and Hedging Obligations to the extent constituting Parity Debt pursuant to the terms of, each outstanding series of Parity Debt within that class when the allocation or distribution is made; and thereafter

(2)            will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) forming part of, and Hedging Obligations to the extent constituting Parity Debt pursuant to the terms of, each outstanding series of Parity Debt within that class) to the Parity Obligation Representative for each outstanding series of Parity Debt within that class, for the account of the holders of any remaining Parity Debt Obligations within that class, ratably in proportion to the aggregate unpaid amount of such remaining Parity Debt Obligations within that class due and demanded (with written notice to the applicable Parity Obligation Representative and the Security and Intercreditor Agent) prior to the date such distribution is made.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase or receive, Capital Stock, but excluding Debt convertible into equity.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Act Reports” means the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, on or prior to the Closing Date, or any amendment or supplement thereto.

“Facility” means that certain Facility Agreement, originally dated March 28, 2011, as amended and restated on May 12, 2021, among Kosmos Energy Finance International, as borrower, the guarantors party thereto, Crédit Agricole Corporate and Investment Bank, as Security Agent, Standard Chartered Bank, as Facility Agent, and the other financial institutions listed therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company and, unless specified in the relevant provision of this Indenture, if the Fair Market Value exceeds $10.0 million, by an Officer of the Company, whose determination will be conclusive if evidenced by an Officer’s Certificate delivered to the Trustee.

“Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

“Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“Fitch” means Fitch Ratings Inc. and any successor to its rating agency business.

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of:

(x)           the aggregate amount of EBITDAX of the Company and its Restricted Subsidiaries for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to

(y)           the aggregate amount of Consolidated Interest Expense of the Company and its Restricted Subsidiaries during such reference period.

In making the foregoing calculation,

(1)           pro forma effect will be given to any Debt Incurred (and the application of proceeds thereof) during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt had been Incurred on the first day of the reference period; and

(2)           pro forma effect will be given to:

(A)          the acquisition or disposition of companies, concessions, Oil and Gas Properties, or businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, concessions, Oil and Gas Properties or businesses since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

(B)          the discontinuation of any discontinued operations that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period.

To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be (i) based upon the most recent four full fiscal quarters for which the relevant financial information is available and (ii) determined in good faith by the chief financial officer or the treasurer of the Company and may include, for the avoidance of doubt, the amount of cost savings, synergies and operating expense reductions resulting from such acquisition or disposition which is being given pro forma effect that have been or are expected to be realized based on actions taken, committed to be taken or expected in good faith to be taken within 18 months (including, to the extent applicable, from the Transactions).

“GoM Term Loan” means the Senior Secured Term Loan Credit Agreement, dated September 30, 2020 and as last amended as of September 30, 2021, among Kosmos Energy Ltd., Kosmos Energy GoM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other guarantors named therein, the lenders named therein and CLMG CORP, as Term Loan Collateral Agent and Administrative Agent.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantor” means:

(1)           the Senior Guarantors and the Subordinated Guarantors; and

(2)           any other Restricted Subsidiary of the Company that becomes a Guarantor by providing a Note Guarantee in accordance with the provisions of this Indenture and the Security Documents;

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture and the Security Documents.

“Hedging Agreements” means (i) (a) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (b) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (ii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.

“Hedging Obligations” means the obligations of any Person pursuant to Hedging Agreements.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or guarantee such Debt or Capital Stock. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Intercreditor Agreements” means (i) the KEFI Intercreditor Agreement and (ii) the KEL Intercreditor Agreement, and in each case, as the same may be amended, supplemented, or otherwise modified in a manner not materially adverse to the holders when taken as a whole, as compared to the Intercreditor Agreement as in effect immediately prior to such amendment, supplement or modification.

“interest” with respect to the Notes means interest with respect thereto and Additional Amounts, if any.

“Interest Payment Date” means (I) for any Bridge Notes (x) that bears interest by reference to the Eurocurrency Rate, on January 13, 2022, April 13, 2022, July 13, 2022 and the Conversion Date, or (y) otherwise, on the last Business Day of each March, June, September and December through to and including the Conversion Date. and (II) for any Extended Maturity Notes, March 31, June 30, September 30 and December 31 of each year to the stated maturity of the Notes, commencing on December 31, 2022.

“Investment” means:

(1)          any direct or indirect advance, loan (including guarantees) or other extension of credit to another Person, but excluding (i) any advance, loan or extension of credit to customers in the ordinary course of business and (ii) any advance, loan or extension of credit having a term not exceeding 180 days arising in connection with the sale of inventory, equipment or supplies by that Person in the ordinary course of business,

(2)          any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3)           any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, any acquisitions of assets or substantially all the assets of a Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4)           any guarantee of any obligation of another Person.

For purposes of this definition, the term “Person” shall not include the Company or any Restricted Subsidiary or any Person who would become a Restricted Subsidiary as a result of any Investment. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.

For purposes of Section 4.08, the Company will be deemed to have made an “Investment” in an Unrestricted Subsidiary at the time of its Designation, which will be valued at the Fair Market Value of the sum of the net assets of such Unrestricted Subsidiary at the time of its Designation and the amount of any Debt of such Unrestricted Subsidiary owed to the Company or any Restricted Subsidiary immediately following such Designation. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.

“Investment Grade” means BBB- or higher by S&P or BBB- or higher by Fitch, or the equivalent of such global ratings by S&P or Fitch.

“Issue Date” means the date on which the Notes are originally issued under this Indenture.

“KEFI HY Noteholder Trustee” means the HY Noteholder Trustee as such term is defined in the KEFI Intercreditor Agreement.

“KEFI HY Noteholders” means the HY Noteholders as such term is defined in the KEFI Intercreditor Agreement.

“KEFI Intercreditor Accession Agreement” means that certain accession agreement, dated on or about the Issue Date, to the KEFI Intercreditor Agreement among the Trustee and Crédit Agricole Corporate and Investment Bank, as Security and Intercreditor Agent, as the same may be amended, supplemented, or otherwise modified in a manner not materially adverse to the Holders when taken as a whole, as compared to the KEFI Intercreditor Agreement as in effect immediately prior to such amendment, supplement or modification.

“KEFI Intercreditor Agreement” means that Intercreditor Agreement, as amended on April 4, 2019, among the Company, Kosmos Energy Finance International, Crédit Agricole Corporate and Investment Bank, as Security Agent, Security and Intercreditor Agent and Proceeds Agent, ING Bank N.V., the trustee of the 7.125% Senior Notes and the trustee of the 7.500% Senior Notes.

“KEL HY Noteholder Trustee” means the HY Noteholder Trustee as such term is defined in the KEL Intercreditor Agreement.

“KEL HY Noteholders” means the HY Noteholders as such term is defined in the KEL Intercreditor Agreement.

“KEL Intercreditor Accession Agreement” means that certain accession agreement, dated on or about the Issue Date, to the KEL Intercreditor Agreement among the Trustee and Crédit Agricole Corporate and Investment Bank, as Security and Intercreditor Agent, as the same may be amended, supplemented, or otherwise modified in a manner not materially adverse to the Holders when taken as a whole, as compared to the KEL Intercreditor Agreement as in effect immediately prior to such amendment, supplement or modification.

“KEL Intercreditor Agreement” means the KEL Intercreditor and Security Sharing Agreement, as amended on April 4, 2019, among Crédit Agricole Corporate and Investment Bank, as Security and Intercreditor Agent, ING Bank N.V., the trustee of the 7.125% Senior Notes, the trustee of the 7.500% Senior Notes and the Company, as the same may be amended, supplemented, or otherwise modified in a manner not materially adverse to the Holders when taken as a whole, as compared to the KEL Intercreditor Agreement as in effect immediately prior to such amendment, supplement or modification.

“Lien” means any mortgage (legal, equitable or otherwise), pledge, security interest, charge, conditional sale or other title retention agreement or other similar lien.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding common shares of Equity Interests of the Company on the date of the declaration of a Restricted Payment permitted pursuant to Section 4.08(b)(14) multiplied by (ii) the arithmetic mean of the closing prices per share of such common shares of Equity Interests on the principal securities exchange on which such common shares of Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Marketable Securities” means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation with debt securities rated at least “AA-” from S&P or “AA-” from Fitch, or the equivalent local rating.

“Net Cash Proceeds,” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash and (ii) proceeds from the conversion of other consideration received when converted to cash), net of:

(1)            brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

(2)            provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Company and its Restricted Subsidiaries;

(3)            payments required to be made to repay Debt (other than revolving credit borrowings) outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4)            appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a “Failure to Pay” or “Bankruptcy Credit Event” (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to a co-issuer or any Guarantor immediately prior to such date of determination.

“Non-Recourse Debt” means Debt:

(1)            as to which neither the Company nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Debt), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2)            no default with respect to which would permit upon notice, lapse of time or both any holder of any Debt of the Company or any Restricted Subsidiary to declare a default on such Debt or cause the payment of the Debt to be accelerated or payable prior to its stated maturity.

“Note Guarantee” means, individually, any guarantee of payment of the Notes and the Company’s other Obligations under this Indenture by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture (including Extended Maturity Notes). For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Obligation Sharing and Priority Confirmation” means as to any series of Parity Debt, the written agreement enforceable against the Holders of such series of Parity Debt, as set forth in the applicable Parity Obligation Document (which, for the avoidance of doubt, may include any Intercreditor Agreement or any accession deed or supplement thereto):

(a)	for the enforceable benefit of all holders of each existing and future series of Parity Debt and each existing and future Parity Obligation Representative, that all Parity Debt Obligations will be and are guaranteed equally and ratably by all Parity Obligations at any time incurred by the Company or any Guarantor to guarantee any Obligations in respect of such series of Parity Debt, and that all such Parity Obligations will be enforceable by the Security and Intercreditor Agent for the benefit of all holders of Parity Debt Obligations equally and ratably;

(b)	for the enforceable benefit of all holders of each existing and future series of Parity Debt, and each existing and future Parity Obligation Representative, that the holders of Obligations in respect of such series of Parity Debt are bound by the provisions of the Security Documents, including the provisions relating to the ranking of Parity Obligations and the order of application of proceeds from enforcement of Parity Obligations; and

(c)	consenting to and directing the Security and Intercreditor Agent to perform its obligations under the Security Documents in respect of the Parity Debt Obligations.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), additional amounts (including Additional Amounts in respect of the Notes), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Offer to Purchase” means an Asset Sale Offer or a Change of Control Offer.

“Officer” means the Chairman or any Director of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of any Person, or any other officer of such Person designated by any such individuals or any members or managers. Unless otherwise indicated, Officer shall refer to an Officer of the Company.

“Officer’s Certificate” means a certificate signed by any of the chief executive officer, the chief operating officer, the chief financial officer, the chief accounting officer, the treasurer, a director, the general counsel or any vice president of the Company.

“Oil and Gas Properties” means all properties, including without limitation, equity or other ownership interests directly or indirectly therein, and any interests in any concession or license to explore or produce oil and natural gas.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, in each case, containing customary exceptions and qualifications. The counsel may be an employee of or counsel to the Company or the Trustee.

“Parity Debt” means:

(1)            the Notes issued by the Company under this Indenture on the Issue Date and any Additional Notes;

(2)            any other Debt (including letters of credit and reimbursement obligations with respect thereto) of the Company that is guaranteed or secured, if applicable, equally and ratably with the Notes by a Parity Obligation that was permitted to be incurred or so secured, as applicable, under each applicable Parity Obligation Document; provided, in the case of Debt referred to in this clause (2), that,

(a)            on or before the date on which such Debt is incurred by the Company, the documents governing the terms of such Debt are designated by the Company, in accordance with the Intercreditor Agreements, as “Finance Documents” (or such comparable term) for the purposes of the Intercreditor Agreements;

(b)            such Debt is governed by an indenture, credit agreement or other agreement that includes an Obligation Sharing and Priority Confirmation; and

(c)            all requirements set forth in the Security Documents to guarantee, or, if applicable, as to the confirmation, grant or perfection of the Security and Intercreditor’s Lien, to the extent required, to secure, such Debt or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Company delivers to the Security and Intercreditor Agent an Officer’s Certificate stating that such requirements have been satisfied); and

(3)            Hedging Obligations of the Company incurred under Hedging Agreements.

“Parity Obligation Documents” means this Indenture and any additional indenture, credit agreement or other agreement governing a Series of Parity Debt and the Security Documents that establish the guarantee for, or, if applicable, create or perfect Liens securing, such Parity Debt Obligations.

“Parity Debt Obligations” means Parity Debt and all other Obligations in respect thereof.

“Parity Obligation” means a guarantee or Lien, if applicable, granted by a Security Document to the Security and Intercreditor Agent, at any time, to guarantee Parity Debt Obligations or, if applicable, upon any collateral to secure Parity Obligations.

“Parity Obligation Representative” means (1) the Trustee (not in its individual capacity, but solely in its capacity as Trustee), in the case of the Notes, or (2) in the case of any other series of Parity Debt, the trustee, agent or representative of the holders of such series of Parity Debt who (a) is appointed as a Parity Obligation Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Debt, together with its successors in such capacity, and (b) has become a party to the Security Documents, as necessary, by executing a joinder, accession or supplement thereto in a manner provided for by the Security Documents.

“Permitted Business” means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the Issue Date, including without limitation, (1) the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other hydrocarbon and mineral properties or products produced in association with the foregoing (including without limitation through operating agreements, joint ventures, partnership agreements, technical evaluation agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements or otherwise), and the utilization of the Company’s and its Restricted Subsidiaries’ properties or rights to explore or produce oil and gas, (2) the gathering, marketing, treating, processing, storage, distribution, refining, selling and transporting of any production from such interests, properties or rights products produced in association therewith and the marketing of oil, gas and other hydrocarbons and minerals obtained from unrelated Persons, (3) any other related energy business, including power generation and electrical transmission business, (4) oil field sales and services and related activities, (5) development, purchase and sale of real estate and interests therein and (6) any business or activity related to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (5) of this definition.

“Permitted Business Investments” means any Investment and expenditure made in or assets or properties (including Capital Stock, Debt or any other security or instrument of a Person) related to a Permitted Business, including without limitation, (1) ownership interests in oil, natural gas, other hydrocarbons and minerals properties or gathering, transportation, processing, storage or related systems (with directly or indirectly through any investment vehicle); (2) any operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas and other hydrocarbons, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements, limited liability company agreements, subscription agreements, stock purchase agreements, stockholder agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests, or arrangements, and Investments and expenditures in connection therewith or pursuant thereto; and (3) direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Debt” has the meaning set forth in Section 4.09(b).

“Permitted Holders” means any of the directors, officers and other management employees of the Company that are shareholders of the Company on the Issue Date (or any Person at least 51% of each of the Capital Stock and Voting Stock of which (or, in the case of a trust, at least 51% of the beneficial interest in which) is beneficially owned by such Persons). Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Intercompany Activities” means any transactions between or among the Company and its Restricted Subsidiaries that are entered into in the ordinary course of business or consistent with past practice of the Company and its Restricted Subsidiaries and, in the good faith judgment of the Company are necessary or advisable in connection with the ownership or operation of the business of the Company and its Restricted Subsidiaries, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements and (ii) management, technology and licensing arrangements, cost sharing agreements, commission or royalty agreements, license or sub-license agreements, distribution agreements, services agreements, intellectual property rights transfer agreements or any related agreements.

“Permitted Investment” means:

(1)            any Investment in the Company or any Restricted Subsidiary (including, without limitation, in any Debt, other security or instrument thereof, or any account held by the Company or any Restricted Subsidiary with any bank or trust company of a type referred to in clause (3) of the definition of “Cash Equivalents” hereof);

(2)            any Investment by the Company or any Restricted Subsidiary in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary;

(3)            Investments in Cash Equivalents and marketable securities as determined in accordance with U.S. GAAP;

(4)            stocks, obligations or securities received in settlement of (or foreclosure with respect to) debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(5)            any Investment existing on, or made pursuant to a binding commitment existing on or approved by the Board of Directors as of, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on the Issue Date;

(6)            Investments represented by Hedging Obligations permitted under this Indenture;

(7)            Investments which are made exclusively with Capital Stock of the Company (other than Disqualified Stock);

(8)            any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(9)            any acquisition and holding of (a) federal, state and municipal tax credits acquired solely to pay amounts owed by the Company or any Restricted Subsidiary to tax authorities and (b) discounted obligations of any governmental authority acquired solely to pay tax amounts owed by the Company or any Restricted Subsidiary to such governmental authority;

(10)          Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with Section 4.16;

(11)          receivables owing to the Company or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(12)          surety and performance bonds and workers’ compensation, utility, lease, tax, performance and similar deposits and prepaid expenses in the ordinary course of business;

(13)          prepayments and other credits to suppliers made in the ordinary course of business;

(14)          loans and advances pursuant to any employee, officer or director compensation or benefit plans, customary indemnifications or arrangements entered into in the ordinary course of business;

(15)          Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations;

(16)          any Investment acquired from a Person which is merged with or into the Company or any of its Restricted Subsidiaries, or any Investment of any Person existing at the time such Person becomes a Restricted Subsidiary of the Company and, in either such case, is not created as a result of or in connection with or in anticipation of any such transaction;

(17)          Guarantees by the Company or any Restricted Subsidiary of operating leases, in each case entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(18)          Guarantees of performance or other obligations arising in the ordinary course in the Permitted Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Permitted Business;

(19)          payroll, commission, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(20)          loans or grants in respect of community development projects made in the ordinary course of business customary in the Permitted Business as appropriate for the Company’s regions of operations and consistent with past practice or counterparty requirement;

(21)          Investments in the Capital Stock of any Person other than a Restricted Subsidiary of the Company that are required to be held pursuant to an involuntary governmental order of consideration, nationalization, seizure or expropriation or other similar order with respect to Capital Stock of such Person (prior to which order such Person was a Subsidiary of the Company);

(22)          Investments in marketable securities or instruments to fund the Company’s or its Restricted Subsidiary’s pension and other employee-related obligations pursuant to compensation arrangements approved by the Board of Directors or senior management of the Company;

(23)          Investments made pursuant to a commitment that, when entered into, would have complied with the provisions of this Indenture;

(24)          loans or advances made to, or guarantees with respect to loans or advances made to, directors, officers or employees of the Company or any Restricted Subsidiary in respect of travel, entertainment or moving related expense incurred in the ordinary course of business; in respect of moving related expenses incurred in connection with any closing or consolidation or any facility or office;

(25)          repurchases of the Notes (including Additional Notes) and related Note Guarantees;

(26)          any Permitted Business Investment;

(27)          advances made to customers, clients, distributors, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business; and

(28)          additional Investments by the Company or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (28) that are at the time outstanding, not to exceed the greater of (i) $190.0 million and (ii) 3.0% of Adjusted Consolidated Net Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

Eligible Investments may include, without limitation, investments for which the Trustee or an Affiliate of the Trustee provides services and receives compensation.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including without limitation any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary of the Company.

“Project Finance Debt” means, with respect to any Restricted Subsidiary, Debt (other than Debt under the Facility, the Corporate Revolver or the GoM Term Loan) of such Restricted Subsidiary that is or was Incurred after the Issue Date to provide funds for all or any part of the cost of exploration, drilling, development, production or operation of or from any interests in oil, gas and other hydrocarbon and mineral properties of such Restricted Subsidiary; provided that:

(1)            the principal amount of such Debt does not exceed the cost so funded;

(2)            any Liens securing such Debt are created no later than 365 days after the commencement of full operation on such properties (provided, however, that if governmental or regulatory approval is required for the creation of such Liens, the Lien will be deemed to have been created upon application to such governmental or regulatory body for approval, regardless of whether such approval is granted within the 365-day period, or at all); and

(3)            neither the Company nor any Guarantor provides any credit support of any kind (including any Debt, undertaking, guarantee, Lien, indemnity, completion guarantee or equity commitment) or is directly or indirectly liable (as a guarantor or otherwise) for any Debt or other obligations of such Restricted Subsidiary directly owning such properties, other than any obligation:

(a)            arising under operation of law;

(b)            consisting of a guarantee Incurred pursuant to Section 4.09(b)(13); and

(c)            of any intermediate holding companies of the Restricted Subsidiary directly holding such properties (including, for the avoidance of doubt, any Guarantor that may be such an intermediate holding company) that have no material assets other than direct or indirect (through one or more intermediate holding companies) holdings of the Capital Stock of, and investments in, such Restricted Subsidiary directly owning such properties; provided that recourse against any such intermediate holding company shall be limited to a pledge of or mortgage over the Capital Stock of, and investments in, (x) such Restricted Subsidiary directly owning such properties or (y) any other intermediate holding companies through which the Capital Stock of, or investments in, such Restricted Subsidiary directly owning such properties are held.

Notwithstanding anything in clause (3) above, the Company and the Guarantors may provide completion guarantees, equity commitments or similar credit support (including letters of credit) in relation to the project so funded if such completion guarantees, equity commitments or similar credit support (including letters of credit) are consistent with the then current market requirements for limited recourse financing of projects in the oil and gas industry.

Project Finance Debt shall also include Debt of any intermediate holding company of the Restricted Subsidiary directly owning the relevant properties to the extent such Debt is expressly permitted by clause (3) of this definition.

“Property” means (i) any land, buildings, machinery and other improvements and equipment located therein, (ii) any intangible assets, including, without limitation, and brand names, trademarks, copyrights and patents and similar rights and (iii) any income (licensing or otherwise), proceeds of sale or other revenues therefrom.

“Purchase Money Obligations” means any Debt Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets).

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agency” means S&P or Fitch; or if S&P or Fitch are not making rating of the Notes publicly available, an internationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Fitch or both, as the case may be

“Rating Event” means the rating on the Notes is lowered by both of the Rating Agencies on any day within the period (the “Trigger Period”) commencing on the earlier of (i) the occurrence of a Change of Control and (ii) public announcement of the occurrence of a Change of Control or our or any Person’s intention to effect a Change of Control and ending 60 days following the consummation of such Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies); provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if (1) during the Trigger Period, the relevant rating is subsequently upgraded to its level at the beginning of the Trigger Period (or better) or (2) the Rating Agency making the reduction in rating to which this definition would otherwise apply publicly announces or informs the Trustee in writing (or we provide the Trustee with any Officer’s Certificate to such effect) at our request that the reduction was not the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“Record Date” for the interest payable on any applicable Interest Payment Date means December 15, March 15, June 15 and September 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under Section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Relevant Date” means, with respect to any payment on a Note, whichever is the later of: (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which notice is given to the Holders that the full amount has been received by the Trustee.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary. Unless otherwise indicated, when used herein, the term “Restricted Subsidiary” shall refer to a Restricted Subsidiary of the Company.

“S&P” means S&P Global Inc. and any successor to its rating agency business.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Security and Intercreditor Agent” means Crédit Agricole Corporate and Investment Bank, as Security and Intercreditor Agent under the Intercreditor Agreements and any successor thereto.

“Security Documents” means the Intercreditor Agreements, the Deed of Guarantee and all other security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, intercreditor agreements, deed of trust or other grants or transfers for security executed and delivered by the Company, a Guarantor or any other obligor under the Notes or the Note Guarantees relating to a guarantee or creating (or purporting to create) a Lien upon collateral in favor of the Security and Intercreditor Agent for the benefit of the holders of the Parity Debt Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Senior Debt” means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, the Debt under the Facility; provided, however, that Senior Debt will not include: any Indebtedness, guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, guarantee or obligation of the Company, including, without limitation, any Subordinated Debt and any Subordinated Obligations.

“Senior Guarantor” means, as of and after the Issue Date, (i) each of Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico, LLC, Kosmos Energy Gulf of Mexico Management, LLC and Kosmos Energy Gulf of Mexico Operations, LLC and (ii) each subsidiary of the Company that is required to become a Senior Guarantor after the Issue Date pursuant to the terms of the Commitment Letter.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated pursuant to the Securities Act.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Debt” means any Debt of the Company or a Restricted Subsidiary which is subordinated in right of principal payment to the Notes or a Note Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subordinated Guarantor” means, as of and after the Issue Date, each of Kosmos Energy Operating, Kosmos Energy International, Kosmos Energy Development, Kosmos Energy Ghana HC, Kosmos Energy Equatorial Guinea and Kosmos Energy Finance International.

“Subsidiary” means with respect to any Person, any corporation limited liability company, partnership, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Subsidiaries of such Person (or a combination thereof).

“Transactions” means the Acquisition together with the Acquisition Financing and all other related transactions on the Issue Date.

“Transaction Document” means the Indenture and Intercreditor Agreements.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means Wilmington Trust, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. GAAP” means accounting practices generally accepted in the United States (or, if the Company so elects following the Issue Date by notice to the Trustee, which election may not later be reversed, International Financial Reporting Standards as adopted by the International Accounting Standards Board) as in effect from time to time or on the Issue Date (other than with respect to Capital Lease Obligations), in the Company’s discretion.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated as an Unrestricted Subsidiary pursuant to Section 4.13. Any such Designation may be revoked by a resolution of the Board of Directors of the Company, subject to Section 4.13.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with U.S. GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary of which at least 95% of the Capital Stock or other ownership interest (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

Section 1.02	Other Definitions.

Term	Defined in Section

“Additional Amounts”	4.18(a)
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Asset Sale Offer”	4.16(a)(5)
“Asset Sale Offer Amount”	3.09(b)
“Asset Sale Offer Period”	3.09(b)
“Asset Sale Purchase Date”	3.09(b)
“Asset Sale Proceeds Application Period”	4.16(a)(3)
“Authentication Order” “Bridge Notes”	2.02(c) Exhibit A
“Change of Control Offer”	4.15(a)
“Change of Control Payment”	4.15(a)
“Change of Control Payment Date”	4.15(a)(2)
“Clearstream” “Conversion Date”	1.1(a) of Appendix A 3.08(III)
“Covenant Defeasance”	8.03
“Covenant Satisfaction Officer’s Certificate”	6.02(e)
“Default Direction”	6.02(e)
“Definitive Notes Legend”	2.2(e) of Appendix A
“Designation”	4.13(a)
“Directing Holder”	6.02(e)
“Distribution Compliance Period”	1.1(a) of Appendix A
“ERISA Legend”	2.2(e) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01(a)
“Excess Proceeds” “Exchange Notes” “Exchange Notes Indenture” “Exchange Request” “Extended Maturity Notes”	4.16(a) 3.08(IV)(b) 3.08(IV)(a) 3.08(IV) 3.08(III)
“Expiration Date”	1.05(j)
“FATCA”	4.18(a)(7)
“Final Decision”	6.02(e)
“Financing Documents”	7.02(m)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A

Term	Defined in Section

“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“Limited Condition Transaction”	14.01(a)
“Litigation”	6.02(e)
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“Noteholder Direction”	6.02(e)
“Paying Agent”	2.03(a)
“Payment Default”	6.01(a)
“PDF”	14.17
“Permitted Liens”	4.10(b)
“Permitted Refinancing Debt”	4.09(b)
“Position Representation”	6.02(e)
“QIB”	1.1(a) of Appendix A
“Related Party Transaction”	4.14(a)
“Relevant Taxing Jurisdiction”	4.18(a)
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Payments”	4.08(a)
“Restricted Notes Legend”	2.2(e) of Appendix A
“Revocation”	4.13(b)
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Successor Company”	5.01(a)
“Successor Guarantor”	5.01(d)
“Transaction Agreement Date”	14.01(a)
“Unrestricted Global Note”	1.1(a) of Appendix A
“Verification Covenant”	6.02(e)
“Verification Covenant Officer’s Certificate”	6.02(e)

Section 1.03	Rules of Construction.

Unless the context otherwise requires:

(1)            a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein;

(2)            an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;

(3)            “or” is not exclusive;

(4)            words in the singular include the plural, and words in the plural include the singular;

(5)            provisions apply to successive events and transactions;

(6)            unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7)            the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8)            “including” means including without limitation;

(9)            references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10)          unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11)          in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.04	Trust Indenture Act.

This Indenture shall not be subject to any provisions or requirements of the Trust Indenture Act.

Section 1.05	Acts of Holders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1.05.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)            The ownership of Notes shall be proved by the Note Register.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e)            The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 14.02.

(f)            The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy as permitted in Section 6.06. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 14.02.

(g)            Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)            Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)            The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)            With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder in the manner set forth in Section 14.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01	Form and Dating; Terms.

(a)            Provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A or Exhibit B, as applicable, which are hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

(b)           The aggregate principal amount of Notes that may be outstanding at any time under this Indenture is $400,000,000.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to an Asset Sale Offer as provided in Section 4.16 or a Change of Control Offer as provided in Section 4.15, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article 3.

No Additional Notes may be created and issued from time to time by the Company without the consent of each Holder pursuant to Section 9.02; provided that the Company’s ability to issue any Additional Notes shall be further subject to the Company’s compliance with Section 4.09 and Section 4.10; provided, further, that unless such Additional Notes are issued under a separate CUSIP, such Additional Notes will be fungible with the Initial Notes for U.S. federal income tax purposes.

Section 2.02           Execution and Authentication.

(a)            At least one Officer shall execute the Notes on behalf of the Company by manual, electronic or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)            A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A or Exhibit B, as applicable, attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)            On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. At any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

(d)            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

(e)            The Trustee shall authenticate and make available for delivery upon a written Authentication Order of the Company signed by one Officer of the Company (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $400,000,000, (b) subject to the terms of this Indenture, Additional Notes and (c) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such Authentication Order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Unrestricted Global Notes.

Section 2.03           Registrar and Paying Agent.

(a)             The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may change the Paying or Registrar without prior notice to the Holders of the Notes, the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

(b)            The Company initially appoints DTC to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04           Paying Agent to Hold Money in Trust.

The Company shall, no later than 10:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

To the extent that the Paying Agent receives any amounts pursuant to this Section 2.04 and such amounts are remitted to the Holders, the Trustee and the Paying Agent shall have no further obligations with respect thereto. Each Holder of a Note or a beneficial interest therein by its acceptance thereof agrees that if any amounts received by it are determined to be in contravention of the provisions of an Intercreditor Agreement it shall hold such funds and pay them to the Security and Intercreditor Agent as described in the Intercreditor Agreements.

Section 2.05           Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders in the Note Register. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06           Transfer and Exchange.

(a)            The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c)            No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer into Extended Maturity Notes or pursuant to Sections 2.10, 3.06, 3.09, 4.15, 4.16 and 9.05 of this Indenture).

(d)            All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)            None of the Company, the Transfer Agent and the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer or an Asset Sale Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f)             Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(g)            Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h)            At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Registrar or such other office specified by the Company. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 and Appendix A.

(i)             All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission (provided that such electronic transmission shall be in the form of a pdf file of a document executed by the required Person).

(j)             All transfers and exchanges of any Note shall be subject to the provisions set forth in Appendix A. The Trustee and the Registrar shall be entitled to receive such evidence as may be reasonably requested by it to establish the identity and/or signatures of any transferee or transferor.

(k)            The Company is not required to transfer or exchange any Note selected for redemption.

Section 2.07           Replacement Notes.

If a mutilated Note is surrendered to the Trustee or the Registrar or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee and the Registrar receive evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company, the Trustee and the Registrar in replacing a Note. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.08           Outstanding Notes.

(a)            The Notes outstanding at any time are all the Notes authenticated by the Trustee or any authenticating agent except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided that Notes held by the Company or a Subsidiary of the Company will not be deemed to be outstanding for purposes of Section 3.07(b).

(b)            If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c)            If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d)            If the Trustee or a Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date and such Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to Article 12, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09           Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10           Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11           Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall, upon the written request of the Company, be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12           Defaulted Interest.

(a)            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than ten days prior to the related payment date for such defaulted interest. The Company shall promptly notify the Trustee of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed or delivered by electronic transmission in accordance with the applicable procedures of the Depositary to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a)(1) shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

(b)            Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13           CUSIP and ISIN Numbers

The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that the Trustee shall have no liability for any defect in any CUSIP numbers as they appear on the Notes, on any notice or elsewhere and that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers. The Trustee shall have no responsibility to obtain CUSIP or ISIN numbers for any Notes, nor shall it be required to make any CUSIP number eligible at DTC.

ARTICLE 3

REDEMPTION

Section 3.01           Notices to Trustee.

If the Company elects to redeem the Notes pursuant to Section 3.07, it shall furnish to the Trustee, Registrar, Paying Agent and Transfer Agent no later than three days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 (unless a shorter period shall be agreed to by the Trustee) but not more than 60 days before a redemption date (unless in connection with a defeasance under Article 8), an Officer’s Certificate setting forth the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which such redemption shall occur and such information as is required under Section 3.03(b).

Section 3.02           Selection of Notes to Be Redeemed or Purchased.

(a)            If less than all of the Notes are to be redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the selection of the Notes to be redeemed or purchased shall be made pursuant to the procedures of the Depositary.

(b)            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; provided that no Notes of $200,000 in principal amount or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c)            After the redemption date or purchase date, upon surrender of a Note to be redeemed or purchased in part only, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note, representing the same Debt to the extent not redeemed or not purchased, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03           Notice of Redemption.

(a)            Subject to Section 3.09, the Company shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed (or delivered by electronic transmission in accordance with the applicable procedures of the Depositary) notices of redemption of Notes not less than five days before the redemption date to (i) the Trustee and (ii) each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the applicable procedures of the Depositary. Except as set forth in Section 3.07(f), notices of redemption may not be conditional.

(b)            The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(1)            the redemption date;

(2)            the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3)            if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4)            the name and address of the Paying Agent;

(5)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)            that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)            the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)            that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9)            if applicable, any condition to such redemption.

(c)            At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least three days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).

Section 3.04           Effect of Notice of Redemption.

Once notice of redemption is given in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(f)). The notice, if mailed or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05           Deposit of Redemption or Purchase Price.

(a)            No later than 12:00 p.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record on such Record Date. The Paying Agent shall promptly send to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon via wire transfer of immediately available funds to the accounts specified by such Holders thereof. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b)            If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date in respect of such Note will be paid on such redemption or purchase date to the Person in whose name such Note is registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06           Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or make appropriate adjustments to the amount and beneficial interests in any Global Note) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Debt to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07           Optional Redemption.

(a)            At any time prior to the Stated Maturity of the Notes, the Company may on any one or more occasions redeem the Notes, at its option, in whole or in part, upon notice pursuant to Section 3.03 at a redemption price as calculated by the Company equal to 100% of the outstanding principal amount of such Notes, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding the redemption date. Promptly after the determination thereof, the Company shall give the Trustee notice of the redemption price provided for in this Section 3.07(a), and the Trustee shall not be responsible for such calculation.

(b)            [reserved].

(c)            [reserved].

(d)            [reserved].

(e)            Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(f)            Notice of any redemption of the Notes in connection with a corporate transaction (including, without limitation, an equity offering, an Incurrence of Debt or a Change of Control Triggering Event) may, at the Company’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. The Company may designate at its option and provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person; provided that any call for redemption by such Person be treated as if such call was made by the Company.

(g)            [reserved].

(h)            [reserved].

Section 3.08           Mandatory Redemption; Open Market Purchases; Conversion; Exchange.

(I)            The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes except as set forth in this Section 3.08.

(II)            Notwithstanding anything contained in this Indenture to contrary, if following the Issue Date and prior to the Conversion Date (as defined below):

(a)             the Company or any Restricted Subsidiary issues any debt securities for purposes of refinancing the Notes, then the Company will be required to redeem the Notes in an amount equal to 100% of the net proceeds received therefrom on the applicable mandatory redemption date at a redemption price equal to 100% of the outstanding principal amount of such Notes, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding the redemption date;

(b)            the Company or any direct or indirect parent of the Company consummates an Eligible Equity Offering, then the Company will be required to redeem the Notes in an amount equal to 100% of the net proceeds received therefrom on the applicable mandatory redemption date at a redemption price equal to 100% of the outstanding principal amount of such Notes, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding the redemption date; provided, that no mandatory redemption of the Notes shall be required pursuant to this Section 3.08(b) until the aggregate amount of net proceeds received by the Company or any direct or indirect parent of the Company resulting from all Eligible Equity Offerings since the Issue Date exceeds $150,000,000; and

(c) the Company, any direct or indirect parent of the Company or any Restricted Subsidiary of the Company receives proceeds from the Seller as a result of any exercise of pre-emption rights pursuant to the Acquisition Agreement then the Company will be required to redeem the Notes in an amount equal to 100% of the net proceeds received therefrom on the applicable mandatory redemption date at a redemption price equal to 100% of the outstanding principal amount of such Notes, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding the redemption date; or

(d) if there are any Excess Proceeds pursuant to Section 4.16 (for the avoidance of doubt, after the expiry of any “reinvestment” period contained therein), then the Company will be required to redeem the Notes in an amount equal to 100% of the Excess Proceeds on the applicable mandatory redemption date at a redemption price equal to 100% of the outstanding principal amount of such Notes, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding the redemption date.

In the case of clauses (a), (b), (c) and (d) of this subsection (II) the “mandatory redemption date” will be a date selected by the Company and shall be no later than the date that is ten (10) Business Days after the receipt by the Company or such parent of such net proceeds. Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to the mandatory redemption date will be payable on such Interest Payment Dates to the registered Holders as of the close of business on the relevant Record Dates in accordance with the Notes and the Indenture; provided that (x) the Company may, to the extent required by any Indebtedness secured by a Permitted Lien, apply such net proceeds to prepay, repay or repurchase Indebtedness outstanding under such other Indebtedness prior to the application of such net proceeds to any mandatory redemption described in Section 3.08(d) and (y) in the event any Holder or Affiliate of a Holder purchases Securities (as defined in the Fee Letter) from the Company pursuant to a “Securities Demand” in the Fee Letter at a price above the level at which such Holder or Affiliate has reasonably determined such Securities can be resold by such Holder or Affiliate to a bona fide third party at the time of such purchase (and notifies the Company thereof), the net proceeds received by the Company in respect of such Securities may, at the option of such Holder or Affiliate, be applied, first in satisfaction of any Notes held by such Holder or Affiliate prior to being applied in satisfaction of any Notes held by other Lenders.

The Company will cause a notice of mandatory redemption to be sent, with a copy to the Trustee, within five (5) Business Days after the occurrence of a mandatory redemption event described in clause (a) or (b) above to each Holder. If funds sufficient to pay the mandatory redemption price of the Notes to be redeemed on the mandatory redemption date are deposited with the Trustee or a Paying Agent on or before such mandatory redemption date, on and after such mandatory redemption date, the Notes will cease to bear interest.

(III)          If the Bridge Notes have not been repaid in full on or prior to October 13, 2022 (the “Conversion Date”), then the Company shall take all necessary action in accordance with the applicable procedures of the Depositary to cause the full then-outstanding principal amount of Bridge Notes to be exchanged on such date for fixed rate senior notes due 2027 (any such notes, the “Extended Maturity Notes”), with each such Extended Maturity Note being issued pursuant to the provisions hereof. Upon the consummation of such exchange at the Depositary, the Trustee shall, upon the Company’s written request, cancel on its records the full then-outstanding principal amount of the Bridge Notes, which corresponding principal amount of the Bridge Notes shall be satisfied in full by the exchange of such Bridge Notes into the Extended Maturity Notes in accordance with the provisions hereof and, upon receipt of the Company’s request in an Authentication Order, the Trustee shall authenticate the Extended Maturity Notes; provided that, all accrued and unpaid interest and Additional Amounts, if any, on such Bridge Notes being exchanged shall be paid with respect to such Bridge Notes in connection with and prior to the exchange. Commencing on the Conversion Date, each Extended Maturity Note shall bear interest on the outstanding principal amount thereof at a fixed rate per annum equal to the Total Cap payable on each March 31, June 30, September 30 and December 31 and on the Extended Maturity Date.

(IV)          The Company will, upon the written request (the “Exchange Request”) of any Holder of Extended Maturity Notes on the Conversion Date and on the 15th calendar day of each month thereafter (or the immediately succeeding Business Day if such calendar day is not a Business Day):

(a)            execute and deliver, cause each Guarantor to execute and deliver and cause a trustee reasonably acceptable to the Holders of the Extended Maturity Notes to execute and deliver, an indenture relating to the issuance of senior notes having terms and conditions substantially as set forth in Annex II to the term sheet attached to the Commitment Letter (the “Exchange Notes Indenture”); and

(b)            execute and deliver to such Holders in accordance with the Exchange Notes Indenture a senior note bearing interest at a fixed rate per annum equal to the Total Cap in exchange for such Extended Maturity Notes dated the date of the issuance of such senior note, payable to the order of such Holder in the same principal amount as such Extended Maturity Notes (or portion thereof) being exchanged (such notes, the “Exchange Notes”).

Any Exchange Request shall specify the principal amount of the Extended Maturity Notes to be exchange pursuant to this section (it being understood that such request shall be at least $500,000 and shall be in increments of an amount of $100,000 in excess thereof or, if less, the entire remaining aggregate principal amount outstanding of the Extended Maturity Notes held by such Holder). Extended Maturity Notes delivered to the Company under this section in exchange for Exchange Notes shall be canceled by the Trustee upon the written request of the Company, and the corresponding amount of the Extended Maturity Notes deemed repaid and the Exchange Notes shall be governed by, and construed in accordance with, the terms of the Exchange Notes Indenture. The Company shall not be required to comply with any Exchange Request until the aggregate principal amount of Extended Maturity Notes covered by Exchange Requests issued since the Conversion Date is at least $150,000,000.

The trustee under the Exchange Notes Indenture shall at all times be a corporation organized and doing business under the laws of the United States or the State of New York, in good standing and having its principal offices in the United States, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has a combined capital and surplus of not less than $400,000,000.

It is understood and agreed that the Extended Maturity Notes exchanged for Exchange Notes constitute the same Indebtedness as such Exchange Notes and that no novation shall be effected by any such exchange.

In addition to the foregoing, the Company shall at all times comply with the provisions set forth under the heading “Securities Demand” in the Fee Letter.

The Trustee shall have no obligation to determine or confirm whether any conversion is required or permitted under this Section 3.08 and shall have no obligation to effect any exchange outside of its control. The Trustee shall have no responsibility to the Company or the Holders with respect to the Exchange Notes Indenture or the Exchange Notes.

(V)           The Company or its Affiliates may at any time purchase Notes in the open market or otherwise at a price equal to 100% of the outstanding principal amount of such Bridge Notes, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding the date of the repurchase. Any such purchased Notes will not be resold, except in compliance with applicable requirements or exemptions under the relevant securities laws.

Section 3.08          Offers to Repurchase by Application of Excess Proceeds.

(a)            In the event that, pursuant to Section 4.16, the Company is required to commence an Asset Sale Offer, the Company must, within 30 days, make such Asset Sale Offer to purchase Notes having a principal amount equal to:

(A) accumulated Excess Proceeds, multiplied by

(B) a fraction (x) the numerator of which is equal to the outstanding principal amount of the Notes and (y) the denominator of which is equal to the outstanding aggregate principal amount of the Notes and all other Parity Debt that is similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000.

The purchase price for the Notes will be 100% of the outstanding principal amount plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase. If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased; provided that after a purchase from a holder in part, such holder shall hold $200,000 in principal amount of notes or a multiple of $1,000 in excess thereof.

(b)            The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than 30 Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Company will apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Parity Debt (on a pro rata basis, if applicable) required to be purchased pursuant to Section 4.16 (the “Asset Sale Offer Amount”), or, if less than the Asset Sale Offer Amount of Notes (and, if applicable, Parity Debt) has been so validly tendered, all Notes and Parity Debt validly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments on the Notes are made.

(c)            If the Asset Sale Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued, unpaid interest and Additional Amounts, if any, up to but excluding the Asset Sale Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

(d)            Upon the commencement of an Asset Sale Offer, the Company shall mail a notice to each of the Holders or otherwise deliver such notice in accordance with the applicable procedures of the Depositary, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and, if required, all holders of Parity Debt. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1)            that an Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.16 and the expiration time of the Asset Sale Period;

(2)            the Asset Sale Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Sale Purchase Date;

(3)            that Notes must be tendered in integral multiples of $1,000 (subject to clause (8) below), and any Note not properly tendered will remain outstanding and will continue to accrue interest;

(4)            that, unless the Company defaults in making the payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Asset Sale Purchase Date;

(5)            that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to such Note completed, the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date;

(6)            that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Sale Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(7)            that, if the aggregate principal amount of Notes and Parity Debt surrendered by the holders thereof exceeds the Asset Sale Offer Amount, then the Notes and such Parity Debt will be purchased on a pro rata basis based on the aggregate accreted value or principal amount, as applicable, of the Notes or such Parity Debt tendered and the selection of the Notes for purchase shall be made as follows: (1) if the Notes are listed on any national securities exchange and the Paying Agent is notified of such listing, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if such national securities exchange has no requirement governing redemptions or if the Notes are not so listed on a securities exchange, the Depositary shall select the Notes to be redeemed by lot in the case of Global Notes and otherwise on a pro rata basis, by lot or by such other method as the Paying Agent may reasonably determine is fair and appropriate, although no Note having a principal amount of $200,000 shall be purchased in part;

(8)            that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $200,000 or an integral multiple of $1,000 in excess thereof); and

(9)            the other procedures, as determined by the Company, consistent with this Section 3.09 that a Holder must follow.

(e)            On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary or as otherwise provided in Section 4.16(a)(5), the Asset Sale Offer Amount of Notes and Parity Debt or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or, if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes and Parity Debt so tendered, in the case of the Notes, in whole number multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $200,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $200,000. The Company will deliver, or cause to be delivered, to the Trustee the Notes so accepted and an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.

(f)            The Trustee, the Paying Agent or the Company, as the case may be, will promptly, but in no event later than five Business Days after termination of the Asset Sale Offer Period, distribute to each tendering Holder or holder or lender of Parity Debt, as the case may be, an amount equal to the purchase price of the Notes or the Parity Debt so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of at least $200,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Purchase Date.

(g)            The Company will comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable laws or regulations in connection with the repurchase of Notes pursuant to an Asset Sale Offer, and the procedures related to an Asset Sale Offer contained in this Indenture will be modified as necessary to permit such compliance. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

ARTICLE 4

COVENANTS

Section 4.01           Payment of Notes.

(a)            The Company will pay, or cause to be paid, the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 12:00 p.m. (New York City) time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to Article 12.

(b)            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02           Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company with respect to the presentment or surrender of Notes in accordance with Section 2.03; provided, that the Trustee shall not be considered an agent of the Company for service of legal process.

Section 4.03           Taxes.

The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all taxes, assessments and governmental levies except (a) such as are being contested in good faith and by appropriate negotiations or proceedings or (b) where the failure to effect such payment would not have a material adverse effect (1) upon the financial condition, business or results of operations of the Company and its Restricted Subsidiaries and (2) on the ability of the Company and its Restricted Subsidiaries to perform their respective obligations under the Notes or this Indenture.

Section 4.04           Stay, Extension and Usury Laws.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05           Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.06           Reporting Requirements.

(a) Whether or not required by the SEC, so long as any Notes are outstanding, the Company will file with the SEC for public availability within the time periods specified in the SEC’s rules and regulations taking into account any extension of time, deemed filing date or safe harbor contemplated or provided for by Rule 12b-25, Rule 13a-11(c), and Rule 15d-11(c) under the Exchange Act, or General Instruction I.A.3(b) of Form S-3 under the Securities Act, and successor provisions (unless the SEC will not accept such a filing, in which case the Company will furnish to the Trustee and, upon its prior request, to any Holder, within the time periods specified in the SEC’s rules and regulations):

(1)            all quarterly and annual financial and hydrocarbon proved reserve information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)            all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b)            For so long as any Notes remain outstanding, if at any time the Company and the Guarantors are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the Holders and to securities analysts and prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company will be deemed to have provided such information to the holders of the Notes, securities analysts and prospective holders of the Notes if it has filed reports containing such information with the SEC via the EDGAR filing system and such reports are publicly available, it being understood the Trustee shall not be responsible for determining whether such filings have been made.

(c)            In the event that:

(1)            the rules and regulations of the SEC permit the Company and any direct or indirect parent company of the Company to report at such parent entity’s level on a consolidated basis and such parent entity of the Company is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of the Company, or

(2)            any direct or indirect parent of the Company becomes a Guarantor of the Notes,

such consolidated reporting at such parent entity’s level in a manner consistent with that described in this Section 4.06 for the Company will satisfy this covenant; provided that, such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

(d)            If the Company has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Company, then the annual and quarterly information required by Section 4.06(a)(1) shall include a presentation of selected financial metrics (in the Company’s sole discretion) of such Unrestricted Subsidiaries as a group in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section.

Section 4.07	Compliance Certificate.

(a)            The Company and each Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether the Company and each Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such officer signing such certificate, that to the best of his or her knowledge, the Company and each Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company and each Guarantor are taking or propose to take with respect thereto).

(b)            When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Debt of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company will promptly (which shall be within ten Business Days following the date on which the Company becomes aware of such Default, receives notice of such Default or becomes aware of such action, as applicable) send to the Trustee an Officer’s Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereof.

Section 4.08	Limitation on Restricted Payments.

(a)            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(i)            declare or pay any dividend or make any distribution on its Equity Interests held by Persons other than the Company or any of its Restricted Subsidiaries (other than (A) dividends or distributions paid in the Company’s Qualified Equity Interests and (B) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly, by the Company);

(ii)            purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company held by Persons other than the Company or any of its Restricted Subsidiaries;

(iii)           repay, redeem, repurchase, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment on or with respect to any Subordinated Debt, except (A) a payment of interest and (B) a repayment, redemption, repurchase, defeasance or acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such repayment, redemption, repurchase, defeasance or acquisition or retirement; or

(iv)           make any Investment (other than Permitted Investments);

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(1)            no Default or Event of Default has occurred and is continuing;

(2)            the Company could Incur at least $1.00 of Debt under the test set forth in Section 4.09(a); and

(3)            the aggregate amount expended for such Restricted Payment and all other Restricted Payments made on or after the Issue Date would not, subject to Section 4.08(c), exceed the sum of:

(A)            50% of the cumulative Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) of the Company beginning on the first day of the fiscal quarter in which the Issue Date occurs to the end of the most recently completed fiscal quarter for which financial statements have been provided (or if not timely provided, required to be provided) pursuant to this Indenture, plus

(B)            subject to Section 4.08(b), the aggregate Net Cash Proceeds and the Fair Market Value of property received by the Company ((i) other than Net Cash Proceeds to the extent such Net Cash Proceeds have been used to Incur Debt pursuant to Section 4.09(b)(18) or (ii) other than Net Cash Proceeds and the Fair Market Value of property from a Restricted Subsidiary) after the Issue Date from:

(x)	the issuance and sale of its Qualified Equity Interests, or

(y)	as a contribution to its common equity, plus

(C)            the amount by which Debt of the Company or any of its Restricted Subsidiaries is reduced on the Company’s balance sheet or the balance sheet of such Restricted Subsidiary, in each case, upon the conversion or exchange (other than by the Company or any of its Restricted Subsidiaries) subsequent to the issue date of any such Debt for Qualified Equity Interests of the Company (less the amount of any cash or the Fair Market Value of any other property distributed by the Company or any of its Restricted Subsidiaries upon such conversion or exchange); plus

(D)            without duplication of any amount included in the calculation of Consolidated Net Income, an amount equal to the sum of (x) the aggregate amount of cash and the Fair Market Value of any asset received by the Company or any of its Restricted Subsidiaries subsequent to the Issue Date with respect to Investments (other than Permitted Investments) made after the Issue Date by the Company or any of its Restricted Subsidiaries in any Person, proceeds realized on the sale of such Investments and proceeds representing the return of capital and (y) in the event that the Company re-designates an Unrestricted Subsidiary to be a Restricted Subsidiary of the Company, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is so re-designated; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary; plus

(E)            without duplication of any amount included above under this clause, 100% of any dividends received by the Company or any of its Restricted Subsidiaries from an Unrestricted Subsidiary.

The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the Fair Market Value of the relevant non-cash assets, as determined by the Company in good faith.

(b)            The provisions of Section 4.08(a) will not prohibit:

(1)            the payment of any dividend or distribution (including in the form of interest on shareholders’ equity) within 60 days after the date of declaration thereof if, at the date of declaration, such dividend or distribution would comply with Section 4.08(a);

(2)            the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt owed to the Company or any of its Restricted Subsidiaries, the Incurrence of which was permitted under Section 4.09(b)(1);

(3)            the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(4)            any Restricted Payment made in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of the Company or of a cash contribution to the common equity of the Company not representing an interest in Disqualified Stock; provided that such Net Cash Proceeds shall be excluded from the calculation in clause (3)(B) of Section 4.08(a);

(5)            repurchases of Equity Interests of the Company deemed to occur upon exercise of warrants, options or rights to acquire Equity Interests if such Equity Interests represent a portion of the exercise price of such warrants, options or rights or nominal cash payments (or related withholding taxes) in lieu of issuances of fractional shares;

(6)             the payment of dividends, distributions or other amounts to fund the repurchase, redemption or other acquisition or retirement for value of any of the Company’s Equity Interests or any Equity Interests of any of its Restricted Subsidiaries held by any then-existing or former director, officer, employee, independent contractor or consultant of the Company or any of its Restricted Subsidiaries or their respective assigns, estates or heirs; provided, however, that the price paid for all repurchased, redeemed, acquired or retired Equity Interests in all cases, other than as a result of death, disability or termination of employment or directorship does not exceed $10.0 million in the aggregate in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum payment (without giving effect to the following proviso) of $20.0 million in any fiscal year); provided, further, that the amounts in any fiscal year may be increased by an amount not to exceed: (A) the cash proceeds received by the Company from the sale of Qualified Equity Interests of the Company to any present or former employees, directors, officers or consultants (or their respective permitted transferees) of the Company or any of its Restricted Subsidiaries following the Issue Date, to the extent that such cash proceeds have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) above and such Net Cash Proceeds shall be excluded from the calculation in clause (3)(B) of Section 4.08(a); plus (B) the cash proceeds of “key man” life insurance policies received by the Company or any of its Restricted Subsidiaries since the Issue Date;

(7)            repurchases of Subordinated Debt at a purchase price not greater than (a) 101% of the principal amount or accreted value, as applicable, of such Subordinated Debt and accrued and unpaid interest thereon in the event of a Change of Control or (b) 100% of the principal amount or accreted value, as applicable, of such Subordinated Debt and accrued and unpaid interest thereon, in the event of an Asset Sale, in connection with any change of control offer or asset sale offer required by the terms of such Subordinated Debt, but only if: (i) in the case of a Change of Control, the Company has first made and consummated an Offer to Purchase and complied with and fully satisfied its obligations with respect thereto pursuant to Section 4.15; or (ii) in the case of an Asset Sale, the Company has first made and consummated an Offer to Purchase and complied with and fully satisfied its obligations with respect thereto pursuant to Section 4.16;

(8)             payments of dividends on Disqualified Stock issued pursuant to Section 4.09;

(9)             the defeasance, repurchase, redemption or other acquisition or retirement for value of (a) any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officers, directors or employees of the Company or any of its Restricted Subsidiaries in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock, restricted stock units and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting or (b) to the extent otherwise constituting a Restricted Payment, any rights under any cash and/or equity-settled equity stock appreciation agreement or plan of the Company or any Restricted Subsidiary;

(10)            Restricted Payments in an aggregate amount not to exceed $300.0 million;

(11)            the distribution, by dividend or otherwise, of Equity Interests of, or Debt owed to the Company or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

(12)            the purchase, repurchase, prepayment, redemption, defeasance, exchange or other acquisition or retirement of Subordinated Debt of a Restricted Subsidiary consisting of Acquired Debt (other than Debt incurred (i) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary or (ii) otherwise in connection with or in contemplation of such acquisition);

(13)            Restricted Payments by the Company and its Restricted Subsidiaries pursuant to the Permitted Intercompany Activities;

(14)            the declaration and payment of dividends on the Company’s Capital Stock, in an amount not to exceed a sum of (A) up to 6% per annum of amount of Net Cash Proceeds received by or contributed to the Company in or from any Eligible Equity Offering, other than offerings with respect to the Company’s Equity Interests registered on Form S-4 or Form S-8; and (B) an aggregate amount per annum not to exceed 5.0% of Market Capitalization;

(15)            the purchase, repurchase, exchange or other acquisition or retirement of Equity Interests of the Company in an aggregate amount not to exceed $150.0 million; and

(16)            (i) the declaration and payment of dividends on the Company’s Capital Stock in an amount not to exceed 50% of the Net Cash Proceeds from the sale of an Oil and Gas Property at any time and from time to time, if, after giving pro forma effect to the payment of any such Restricted Payment, the Consolidated Total Debt Ratio is less than 2.00 to 1.00, (ii) the declaration and payment of dividends on the Company’s Capital Stock in an amount not to exceed the Net Cash Proceeds from the sale of the Equity Interests or any of the property or assets of a Restricted Subsidiary that is not a Guarantor, or (iii) the distribution, by dividend or otherwise, of Equity Interests of a Restricted Subsidiary that is not a Guarantor; provided that in the case of clauses (ii) and (iii), after giving pro forma effect to the payment of any such Restricted Payment, the Consolidated Total Debt Ratio is less than 3.50 to 1.00;

provided, further, that, in the case of clauses (2), (8) and (10), no Default or Event of Default has occurred and is continuing or would occur as a result thereof.

(c)            In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, only amounts expended pursuant to clauses (1), (6), (7) and (14) of Section 4.08(b) will be included in such calculation under paragraph (a). For purposes of determining compliance with this Section 4.08, (i) in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (16) of Section 4.08(b) above, the Company will be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment at the time of its payment in any manner that complies with Section 4.08 or to later reclassify all or a portion of such Restricted Payment, and (ii) in the event that a Permitted Investment meets the criteria of more than one of the categories of Permitted Investment described in clauses (1) through (28) of the definition thereof, the Company will be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Permitted Investment at the time of its payment in any manner that complies with Section 4.08 or to later reclassify all or a portion of such Permitted Investment.

Section 4.09	Limitation on Debt.

(a)            The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; provided that the Company or any of its Restricted Subsidiaries may Incur Debt if, on the date of the Incurrence, after giving pro forma effect to the Incurrence and the receipt and the application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.25 to 1.0; and provided, further, that the amount of Debt Incurred pursuant to this paragraph by Restricted Subsidiaries that are not Guarantors shall not exceed in an aggregate principal amount at any one time outstanding the greater of (i) $50.0 million and (ii) 2.5% of Adjusted Consolidated Net Tangible Assets.

(b)            Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(1)            Debt of the Company or a Restricted Subsidiary so long as such Debt is owed to the Company or a Restricted Subsidiary and which, if the obligor is the Company or a Guarantor, is subordinated in right of payment to the Notes or the Note Guarantees, as applicable; provided, however, that if such Debt is owed to a Restricted Subsidiary that is not a Guarantor such Debt shall be unsecured and subordinated in right of payment to the Notes;

(2)            Debt of the Company pursuant to the Notes (other than any Additional Notes) and Debt of the Guarantors pursuant to the Note Guarantees (other than with respect to any Additional Notes);

(3)            Debt of the Company or a Restricted Subsidiary (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums (including tender premiums), discounts, fees and other costs and expenses (including original issue discount, upfront fees or similar fees); provided that:

(A)            in case the Debt to be refinanced is subordinated in right of payment to the Notes or a Note Guarantee, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes or such Note Guarantee at least to the extent that the Debt to be refinanced is subordinated to the Notes or such Note Guarantee;

(B)            the new Debt does not have a Stated Maturity prior to (i) the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced or (ii) the 91st day after the Stated Maturity of the Notes and does not have any scheduled principal payments prior to such date;

(C)            in no event may Debt of the Company or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor; and

(D)            Debt Incurred pursuant to clauses (1), (4), (5), (8), (9), (10), (11), (12), (13), (14), (15), (16), (17), (18) and (20) may not be refinanced pursuant to this clause;

(4)            Debt under Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business or directly related to Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to this Indenture, and in each case not for speculative purposes;

(5)            Debt of the Company or any Restricted Subsidiary in respect of performance bonds, customs, reimbursement obligations, letters of credit, bankers’ acceptances, deposits, promissory notes, self-insurance obligations, completion guarantees and bid, surety or appeal bonds or Hydrocarbons balancing positions provided in the ordinary course of business;

(6)            (i) Debt of the Company or any Restricted Subsidiary Incurred to finance an acquisition (or other purchase of assets), or (ii) Acquired Debt of the Company or any Restricted Subsidiary; provided, however, in the case of clauses (i) or (ii), that after giving effect to the Incurrence of such Debt pursuant to this clause, either (A) the Company or such Restricted Subsidiary would have been able to Incur $1.00 of additional Debt pursuant to the test set forth in Section 4.09(a); or (B) would not have a lower ratio set forth in Section 4.09(a) immediately after such Incurrence;

(7)            Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (including, without limitation, the 7.125% Senior Notes and the 7.500% Senior Notes but other than Debt outstanding under the Facility, the Corporate Revolver or the GoM Term Loan);

(8)            Debt represented by guarantees of pension fund obligations of the Company or any Restricted Subsidiary required by law or regulation;

(9)            Debt of the Company or any Restricted Subsidiary Incurred through the provision of bonds, guarantees, letters of credit or similar instruments required by any maritime commission or authority or other governmental or regulatory agencies, including, without limitation, customs authorities; in each case, for vessels owned or chartered by, and in the ordinary course of business of, the Company or any of its Restricted Subsidiaries at any time outstanding not to exceed the amount required by such governmental or regulatory authority;

(10)            Debt of any cash pooling or other cash management agreements of the Company or any Restricted Subsidiary in place with a bank or financial institution but only to the extent of offsetting credit balances of the Company or any of its Restricted Subsidiaries pursuant to such cash pooling or other cash management;

(11)            Debt of the Company or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes in accordance with this Indenture;

(12)            Debt of the Company or any of its Restricted Subsidiaries for taxes levied, assessments due and other governmental charges required to be paid as a matter of law or regulation in the ordinary course of business;

(13)            Guarantees by the Company or any Guarantor of Debt permitted to be Incurred pursuant to this Section 4.09; provided that if such Debt is subordinated in right of payment to the Notes or a Note Guarantee, any such guarantee with respect to such Debt shall be subordinated in right of payment to the Notes and such Note Guarantee;

(14)            Debt of the Company or any Restricted Subsidiary in respect of (i) self-insurance obligations or captive insurance companies or consisting of the financing of insurance premiums or (ii) take-or-pay obligations contained in supply agreements in the ordinary course of business;

(15)            Debt of the Company or any Restricted Subsidiary under one or more Credit Facilities, lines of credit or working capital facilities (and any refinancing thereof); provided, however, that the aggregate principal amount of such Debt does not exceed at any one time outstanding the greater of (i) $3.0 billion and (ii) 35.0% of Adjusted Consolidated Net Tangible Assets;

(16)            Debt of the Company or any Restricted Subsidiary with respect to reimbursement type obligations regarding worker’s compensation claims and Debt and other obligations in respect of deferred compensation of employees Incurred in the ordinary course of business or in connection with any Investment or acquisition (by merger, consolidation or amalgamation or otherwise) permitted under this Indenture;

(17)            Debt of the Company or any Restricted Subsidiary in the form of customer deposits and advance payments received in the ordinary course of business from customers for purchases in the ordinary course of business;

(18)            Debt of the Company or any Restricted Subsidiary (and any refinancing thereof) not otherwise permitted hereunder in an aggregate principal amount equal to the aggregate Net Cash Proceeds received by the Company (other than from a Subsidiary of the Company) after the Issue Date from (i) the issuance and/or sale of its Qualified Equity Interests or (ii) as a contribution to its common equity to the extent that such Net Cash Proceeds received from such issuance, sale or contribution have not been applied to make Restricted Payments pursuant to Section 4.08(a)(3)(B) or Section 4.08(b)(4);

(19)            Project Finance Debt of any Restricted Subsidiary;

(20)            Debt of the Company or a Restricted Subsidiary not otherwise permitted hereunder; provided, however, that the aggregate principal amount of such Debt, and any refinancing thereof, does not exceed in an aggregate principal amount at any one time outstanding the greater of (i) $250.0 million and (ii) 3.25% of Adjusted Consolidated Net Tangible Assets; and

(21)            Debt of the Company or a Restricted Subsidiary consisting of Capital Lease Obligations and Purchase Money Obligations; provided, however, that the aggregate principal amount of such Debt, and any refinancing thereof, does not exceed in an aggregate principal amount at any one time outstanding the greater of (i) $150.0 million and (ii) 3.0% of Adjusted Consolidated Net Tangible Assets; provided, further, that such Debt exists at the date of such purchase, lease or improvement, or is created within 365 days thereafter (for the avoidance of doubt, the purchase date for any asset shall be the later of the date of completion of construction or installation and the beginning of the full productive use of such asset); and

(22)            Debt attributable to (but not Incurred to finance) the exercise of appraisal rights or the settlement of claims or actions (whether actual, contingent or potential) with respect to any acquisition (by merger, consolidation or amalgamation or otherwise) permitted under this Indenture.

(23)            Debt of the Company or any Restricted Subsidiary attributable to any (i) Extended Maturity Notes and/or (ii) Exchange Notes.

(c)            Notwithstanding anything to the contrary in this Section 4.09, the maximum amount of Debt that the Company and its Restricted Subsidiaries may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded, with respect to any outstanding Debt, solely as a result of fluctuations in the exchange rate of currencies.

(d)            For purposes of determining compliance with this Section 4.09, in the event that any proposed Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (22) of Section 4.09(b), or is entitled to be Incurred pursuant to Section 4.09(a), the Company and its Restricted Subsidiaries will be permitted to classify such item of Debt at the time of its Incurrence in any manner that complies with this Section 4.09 or to later reclassify all or a portion of such item of Debt. Any Permitted Refinancing Debt and any Debt permitted to be Incurred under this Indenture to refinance Debt Incurred pursuant to clauses (2), (3), (4), (6), (7), (15), (18), (19), (20) and (21) of Section 4.09(b) shall be deemed to include additional Debt Incurred to pay premiums (including tender premiums), discounts, fees and other costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing.

(e)            The Company may not Incur any Debt that is subordinate in right of payment to other Debt of the Company unless such Debt is also subordinate in right of payment to the Notes or the relevant guarantee on substantially identical terms; provided, however, that no Debt will be deemed to be subordinated in right of payment to any other Debt of the Company solely by virtue of being unsecured, by virtue of being secured with different collateral or by virtue of being secured on a junior priority basis or by virtue of the applicability of waterfall or other payment ordering provisions affecting different tranches of Debt.

(f)            The accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Disqualified Stock in the form of additional Disqualified Stock with the same terms will not be deemed to be an Incurrence of Debt for purposes of this Section 4.09; provided that any such outstanding additional Debt paid in respect of Debt Incurred pursuant to any provision of clause (b) above will be counted as Debt outstanding for purposes of any future Incurrence of Debt pursuant to Section 4.09(a).

(g)            For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a non-U.S. currency will be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred or, in the case of revolving credit Debt, first committed; provided that if such Debt is Incurred to refinance other Debt denominated in a non-U.S. currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Debt is denominated that is in effect on the date of such refinancing.

(h)            Upon written request and the receipt of an Officer’s Certificate and Opinion of Counsel to the effect that the amendment or supplement is authorized or permitted under this Indenture and the Security Documents and that all conditions precedent thereto have been satisfied, to the extent it is necessary to amend or supplement the Security Documents to provide for any Incurrence of Debt permitted by this Indenture, the Trustee is hereby expressly authorized and directed to enter any such amendments or supplements on behalf of the Holders.

(i)            Notwithstanding anything contained in this Section 4.09 or this Indenture to the contrary, prior to the Conversion Date, the Company will not permit Kosmos Energy Ghana Holdings Limited or any of its wholly-owned subsidiaries to Incur any Debt pursuant to clauses (b)(6) or (b)(20).

Section 4.10	Limitation on Liens.

(a)            The Company will not, and will not permit any Restricted Subsidiary to, create or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired by it, and in each case securing any Debt unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Debt for so long as such Debt is so secured.

(b)            Section 4.10(a) will not apply to Liens consisting of the following (“Permitted Liens”):

(1)            any Lien in existence on the Issue Date (other than Liens securing Debt under the Facility, the Corporate Revolver and the GoM Term Loan) and any extension, renewal or replacement thereof or of any Lien in clause (7) below; provided, however, that the total amount of Debt so secured is not increased as a result thereof plus any fees and expenses in connection with such extension, renewal or replacement and the Lien shall be limited to all or part of the same property that secured the original Lien (together with improvements and accessions to such property);

(2)            Liens securing Debt owed by any Restricted Subsidiary of the Company solely to the Company or one or more Restricted Subsidiaries and/or by the Company to one or more such Restricted Subsidiaries;

(3)            Liens securing obligations under or with respect to Debt Incurred pursuant to clauses (3), (6), (13), (15), (18), (19), (20) or (21) of Section 4.09(b); provided that (a) Liens securing obligations relating to any Debt permitted to be Incurred pursuant to clause (21) extend only to the assets so purchased, leased or improved, (b) Liens securing obligations relating to any Debt permitted to be Incurred pursuant to clause (3) relate only to obligations relating to Permitted Refinancing Debt that (x) is secured by Liens on the same assets as the assets securing the Permitted Refinancing Debt or (y) extends, replaces, refunds, refinances, renews or defeases Debt Incurred issued under clauses (2), (3), (6), (7), (18), (19) or (21) of Section 4.09(b), (c) Liens securing Debt permitted to be Incurred pursuant to clause (6) shall only be permitted if such Liens are limited to all or part of the same property or assets, including Equity Interests (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) acquired, or of any Person acquired or merged or consolidated with or into the Company or any Restricted Subsidiary, in any transaction to which such Debt relates and (d) Liens securing obligations relating to any Guarantees Incurred pursuant to clause (13) are also permitted to be Incurred on the Debt referred to in such clause;

(4)            Liens or deposits to secure judgments, in each case not giving rise to an Event of Default, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(5)            Liens encumbering goods and documents of title with respect to such goods and arising in the ordinary course of business in connection with the issue of documentary letters of credit, and Liens arising out of title retention provisions in a supplier’s standard condition of supply of goods acquired in the ordinary course of business;

(6)            [Reserved];

(7)            any Lien existing on any property or assets of any Person before that Person’s acquisition (in whole or in part) by, merger or amalgamation into or consolidation with the Company or any Restricted Subsidiary after the Issue Date; provided that the Lien is not created in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation;

(8)            any Lien imposed by law that was Incurred in the ordinary course of business, including, without limitation, carriers’, warehousemen’s and mechanics’ liens and other similar encumbrances arising in the ordinary course of business, in each case for sums that are not more than 60 days past due or are being contested in good faith by appropriate proceedings;

(9)            pledges or deposits in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits, letters of credit and performance, bid, surety, appeal or similar bonds in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any of its Restricted Subsidiaries is a party, or deposits for the payment of rent, or deposits to secure public or statutory obligations or for contested taxes or import or customs duties, in each case Incurred in the ordinary course of business;

(10)            any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of the Company or any Subsidiary in the ordinary course of business;

(11)            any Lien securing taxes, assessments and other governmental charges, the payment of which is not more than 60 days past due or is being contested in good faith by appropriate proceedings and for which reserves or other appropriate provisions, if any, have been established as required by U.S. GAAP;

(12)            minor defects, easements, rights-of-way, restrictions and other similar encumbrances Incurred in the ordinary course of business and encumbrances consisting of municipal or zoning restrictions, licenses, restrictions on the use of property or assets or minor imperfections in title that do not materially impair the value or use of the property or assets affected thereby, and any leases and subleases of real property that do not interfere with the ordinary conduct of the business of the Company or any Subsidiary, and which are made on customary and usual terms applicable to similar properties;

(13)            any rights of set-off, netting or similar rights and remedies of any Person with respect to any deposit account of the Company or any Subsidiary arising in the ordinary course of business;

(14)            any Lien securing Hedging Agreements so long as such Hedging Agreements are entered into for bona fide, non-speculative purposes;

(15)            any Lien on the Capital Stock of an Unrestricted Subsidiary;

(16)            any Lien in respect of Production Payments and Reserve Sales;

(17)            any Lien on pipelines and pipeline facilities that arise by operation of law;

(18)            any Lien arising under joint venture agreements, partnership agreements, oil and gas leases or subleases, assignments, purchase and sale agreements, division orders, contracts for the sale, purchasing, processing, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, development agreements, technical evaluation agreements, area of mutual interest agreements, rights of first refusal, rights of first offer, licenses, sublicenses, net profits interests, participation agreements, Farm-Out Agreements, Farm-In Agreements, carried working interest, joint operating, unitization, royalty, sales and similar agreements or arrangements relating to the exploration or development of, or production from, Oil and Gas Properties entered into in the ordinary course of business in a Permitted Business;

(19)            any Lien reserved in oil and gas mineral leases or licenses for bonus (including, without limitation, social bonus), royalty or rental payments and for compliance with the terms of such leases or licenses;

(20)            any Lien on, or related to, properties or assets to secure all or part of the costs Incurred in the ordinary course of a Permitted Business for exploration, drilling, development, production, processing, transportation, marketing, storage, abandonment or operation;

(21)            Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(22)            leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(23)            Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Debt permitted to be Incurred under this Indenture; provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Debt;

(24)            Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Debt so long as such deposit of funds or securities and such decreasing or defeasing of Debt are permitted under Section 4.08;

(25)            Liens arising from royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, reversionary interests, production payments, preferential rights of purchase, working interests and other similar interests, all as ordinarily exist with respect to properties and assets of the Company and its Restricted Subsidiaries or otherwise as are customary in the oil and gas industry;

(26)            Liens securing obligations under or with respect to Debt Incurred by Restricted Subsidiaries that are not Guarantors pursuant to Section 4.09(a);

(27)            Liens securing obligations in an aggregate principal amount outstanding which does not exceed the greater of (i) $100.0 million and (ii) 1.25% of Adjusted Consolidated Net Tangible Assets (in each case, determined as of the date of such Incurrence); and

(28)            Liens by operation of law (and all rights vested with any Governmental Authorities) in connection with the control and/or regulation of any Oil and Gas Property.

(c)            Upon written request and the receipt of an Officer’s Certificate and Opinion of Counsel to the effect that the amendment or supplement is authorized or permitted under this Indenture and the Security Documents and that all conditions precedent thereto have been satisfied, to the extent it is necessary to amend or supplement the Security Documents to provide for any Lien permitted by this Indenture, the Trustee is hereby expressly authorized and directed to enter any such amendments or supplements on behalf of the Holders.

(d)            Notwithstanding anything contained in this Section 4.10 or this Indenture to the contrary, prior to the Conversion Date, the Company will not permit (i) the assets of any Kosmos Energy Ghana Holdings Limited or any of its wholly-owned subsidiaries or (ii) the Equity Interests in any wholly-owned subsidiary of Kosmos Energy Ghana Holdings Limited to be pledged as collateral to the holders of any other third-party Debt for borrowed money, unless, in each case, the Company causes the Notes to be secured by such assets or Equity Interests on an equal and ratable basis with such other Indebtedness.

Section 4.11	Limitation on Guarantees of Debt by Restricted Subsidiaries

(a)            The Company will not permit any of its Restricted Subsidiaries that is not a Guarantor to guarantee the payment of any Debt of the Company or any Guarantor (other than Debt Incurred by any Guarantor as primary obligor under Section 4.09(b)(15) (and in each case any refinancings thereof)) in an aggregate principal amount at any one time outstanding in excess of the greater of (i) $50.0 million and (ii) 2.5% of Adjusted Consolidated Net Tangible Assets, unless:

(1)            such Restricted Subsidiary simultaneously executes and delivers an accession deed to the Deed of Guarantee or a supplemental indenture to this Indenture in substantially the form of Exhibit D hereto, as the case may be, providing for a guarantee of payment of the Company’s obligations under this Indenture and the Notes by such Restricted Subsidiary on similar terms as the guarantee of the Debt that resulted in the creation of such Note Guarantee; except that if such Debt is by its express terms subordinated in right of payment to the Notes, any such guarantee of such Restricted Subsidiary with respect to such Debt will be subordinated in right of payment to such Restricted Subsidiary’s guarantee with respect to the Notes substantially to the same extent as such Debt is subordinated to the Notes; and

(2)            such Restricted Subsidiary will deliver to the Security and Intercreditor Agent, the Trustee and the Paying Agent an Opinion of Counsel to the effect that:

(A)            such accession deed or supplemental indenture and guarantee, as the case may be, have been duly executed and authorized; and

(B)            such Note Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary (subject to customary exceptions and limitations), except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

(b)            Upon written request and the receipt of an Officer’s Certificate and Opinion of Counsel to the effect that the amendment or supplement is authorized or permitted under this Indenture and the Security Documents and that all conditions precedent thereto have been satisfied, to the extent it is necessary to amend or supplement the Security Documents to provide for any guarantee of Debt (including, without limitation, a Note Guarantee) permitted by this Indenture, the Trustee is hereby expressly authorized and directed to enter any such amendments or supplements on behalf of the Holders.

Section 4.12	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)            pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Debt owed to the Company or any of its Restricted Subsidiaries;

(2)            make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)            sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)            The foregoing Section 4.12(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1)            the Facility, the Corporate Revolver and the GoM Term Loan and other agreements governing existing Debt and Credit Facilities, in each case as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of existing Debt are not, in the good faith judgment of the Company, materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2)            this Indenture, the Notes, the Note Guarantees and the Security Documents;

(3)            agreements governing Debt permitted to be Incurred pursuant to Section 4.09 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided (A) that the encumbrances and restrictions are not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined in the good faith judgment of the Company) and (B) either (x) the Company determines that such encumbrance or restriction will not adversely affect the Company’s ability to make principal and interest payments on the notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Debt;

(4)            applicable law, rule, regulation or order;

(5)            any instrument or agreement governing Debt or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that in the case of Debt, such Debt was permitted by the terms of this Indenture to be Incurred;

(6)            customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(7)            in the case of Section 4.12(a)(3), any encumbrance or restriction:

(A)            that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license (including, without limitation, licenses of intellectual property) or other contract;

(B)            contained in mortgages, pledges or other security agreements permitted under an indenture securing Debt of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(C)            contained in any agreement creating Hedging Obligations permitted from time to time under this Indenture;

(D)            pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; or

(E)            restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(8)           provisions with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business, which provisions apply only to the assets that are the subject of such agreements;

(9)          Purchase Money Obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.12(a)(3);

(10)        any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(11)        Permitted Refinancing Debt; provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Debt being refinanced;

(12)        Liens permitted to be incurred pursuant to Section 4.10;

(13)        Project Finance Debt; and

(14)        any agreement or instrument governing a Permitted Investment.

Section 4.13         Limitation on Designation of Unrestricted Subsidiaries.

(a)          The Company may designate after the Issue Date any Subsidiary of the Company as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1)          no Default or Event of Default has occurred and is continuing at the time of or after giving effect to such Designation;

(2)          any transactions between the Company or any of its Restricted Subsidiaries and such Unrestricted Subsidiary are, and after giving effect to such Designation will be, in compliance with Section 4.14;

(3)          such Subsidiary has no Debt other than Non-Recourse Debt; and

(4)          the Company would be permitted to make an Investment in an Unrestricted Subsidiary at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment in an Unrestricted Subsidiary at the time of Designation) as a Restricted Payment pursuant to Section 4.08(a) in an amount equal to the amount of the Company’s Investment in such Subsidiary on such date.

(b)          The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if:

(1)         no Event of Default has occurred and is continuing at the time of and after giving effect to such Revocation; and

(2)         all Debt and Liens of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

(c)          The Designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company and an Officer’s Certificate delivered to the Trustee certifying compliance with the preceding provisions.

Section 4.14         Limitation on Transactions with Affiliates.

(a)          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Company involving aggregate payments or consideration in excess of $20.0 million (a “Related Party Transaction”), except upon fair and reasonable terms no less favorable to the Company or the Restricted Subsidiary than could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Company.

(b)          In any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $50.0 million (or the equivalent thereof at the time of determination), a majority of the Board of Directors (including a majority of the disinterested members thereof, but only to the extent there are disinterested members with respect to such Related Party Transaction) must first approve (such approval to be set forth in an Officer’s Certificate delivered to the Trustee) such transaction or series of related transactions and determine that such transaction or series of related transactions are on fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained in a comparable arm’s length transaction and is otherwise compliant with the terms of this Indenture.

(c)          Section 4.14(a) and (b) do not apply to:

(1)           any transaction or arrangement between the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries;

(2)           the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

(3)           Permitted Investments and any Restricted Payments that do not violate Section 4.08;

(4)           transactions permitted by and complying with Section 5.01;

(5)           any issuance or sale of Equity Interests (other than Disqualified Stock) of the Company;

(6)           transactions or payments (including loans, advances, grants of securities, stock options, reimbursement of out-of-pocket expenses and similar rights) pursuant to any employee, officer or director compensation or benefit plans, customary indemnifications, insurance or arrangements entered into in the ordinary course of business;

(7)           transactions pursuant to agreements in effect on the Issue Date and in the Exchange Act Reports, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to the Company and its Restricted Subsidiaries than those in effect on the Issue Date;

(8)          transactions with joint venture partners, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property (i) in effect on the Issue Date, as amended, modified or replaced from time to time and (ii) as may be entered into after the Issue Date; provided that the amendment, modification, replacement or new arrangement, taken as a whole, is in the ordinary course of business or customary in the oil and gas industry and otherwise in compliance with the terms of this Indenture and similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Company and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, in the good faith determination of the Company’s Board of Directors or any executive officer of the Company involved in or otherwise familiar with such transaction;

(9)          any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee an opinion from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of Section 4.14(a); and

(10)        (a) guarantees by the Company or any of its Restricted Subsidiaries of performance of obligations of the Company’s Unrestricted Subsidiaries in the ordinary course of business or which is customary in the oil and gas industry and (b) pledges by the Company or any Restricted Subsidiary of the Company of, or grantings of mortgages by the Company or any Restricted Subsidiary of the Company over, Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of the Company’s Unrestricted Subsidiaries.

Section 4.15         Offer to Repurchase Upon Change of Control Triggering Event.

(a)          If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Sections 3.03 and 3.07, the Company or a third party so designated will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 100% of the principal amount of the Notes plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding the date of purchase (the “Change of Control Payment”), subject to the right of Holders of record on a Record Date to receive any interest due on the Change of Control Payment Date. Within 60 days following any Change of Control Triggering Event, unless the Company has exercised its right to redeem all of the Notes pursuant to Sections 3.03 and 3.07, the Company will mail a notice of such Change of Control Offer to each Holder or otherwise deliver notice in accordance with the applicable procedures of the Depositary, with a copy to the Trustee, stating:

(1)          that a Change of Control Offer is being made pursuant to this Section 4.15, the expiration time for such Change of Control Offer (which shall be no earlier than 10 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable procedures of the Depositary) and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the applicable Record Date to receive interest due on the Change of Control Payment Date);

(2)          the purchase date (which shall be no later than five Business Days after the date such Change of Control Offer expires) (the “Change of Control Payment Date”);

(3)          that Notes must be tendered in integral multiples of $1,000, and any Note not properly tendered will remain outstanding and continue to accrue interest (subject to clause (7) below);

(4)          that, unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(5)          that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” attached to such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)          that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives at the address specified in the notice, not later than the expiration time of such Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)          that, if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $200,000 or an integral multiple of $1,000 in excess thereof); and

(8)          the other procedures, as determined by the Company, consistent with this Section 4.15 that a Holder must follow.

The notice, if mailed or otherwise delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b)          On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)          accept for payment all Notes or portions of Notes (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $200,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $200,000;

(2)          deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3)          deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with this Section 4.15.

(c)          The Paying Agent will promptly mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) to each Holder so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) (or make appropriate adjustments to the amount and beneficial interests in any Global Note) to each Holder a new Note (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate will be required for the Trustee to authenticate and mail or deliver such new Note) equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $200,000 or integral multiples of $1,000 in excess thereof.

(d)          If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e)          Prior to making a Change of Control Payment, and as a condition to such payment (1) the requisite lenders or holders of Debt incurred or issued under a credit facility, an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control Triggering Event or (2) the Company will repay all outstanding Debt incurred or issued under a credit facility, an indenture or other agreement that may be violated by a Change of Control Payment or the Company will offer to repay all such Debt, make payment to the lenders or holders of such Debt that accept such offer and obtain waivers of any event of default arising under the relevant credit facility, indenture or other agreement from the remaining lenders or holders of such Debt. The Company covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment, it being a default of the Change of Control Triggering Event provisions of this Indenture if the Company fails to comply with such covenant.

(f)          the Company will not be required to make an Offer to Purchase upon a Change of Control Triggering Event if (1) a third party makes the Offer to Purchase upon a Change of Control Triggering Event in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase upon a Change of Control Triggering Event made by the Company and purchases all the notes properly tendered and not withdrawn under such Offer to Purchase or (2) notice of redemption has been given pursuant to this Indenture as described under Article 3 unless and until there is a default in payment of the applicable redemption price.

(g)         Notwithstanding anything to the contrary herein, (i) an Offer to Purchase may be made in advance of a Change of Control Triggering Event and be conditional upon such Change of Control Triggering Event if a definitive agreement is in place for the Change of Control at the time of making of the Offer to Purchase and (ii) an Offer to Purchase may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture, the Notes and/or Note Guarantees (but the Offer to Purchase may not condition tenders on the delivery of such consents).

(h)         In the event that the Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept an Offer to Purchase and the Company or a third party purchases all the Notes held by such Holders, the Company will have the right, on not less than ten nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Offer to Purchase, to redeem all of the Notes that remain outstanding following such purchase at the Change of Control Payment equal to that in the Offer to Purchase plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant Change of Control Payment Date to receive interest due on the relevant Interest Payment Date).

(i)          The Company will comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable laws and regulations in connection with the repurchase of the Notes pursuant to a Change of Control Offer, and the above procedures will be deemed modified as necessary to permit such compliance. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(j)          Other than as specifically provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.16         Limitation on Asset Sales.

(a)          The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(1)          The Asset Sale is for Fair Market Value.

(2)          At least 75% of the consideration for such Asset Sale, together with all other Asset Sales since the Issue Date (on a cumulative basis), consists of cash or Cash Equivalents received at closing.

For purposes of this clause (2), (i) the assumption by the purchasers of Debt or other obligations (other than Subordinated Debt) of the Company or a Restricted Subsidiary pursuant to a written agreement which releases or indemnifies the Company or such Restricted Subsidiary from such obligations, (ii) Debt (other than Subordinated Debt) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Company and each other Restricted Subsidiary are released from any guarantee of, or are not liable with respect to, such Debt in connection with such Asset Sale, (iii) consideration consisting of Debt of the Company or any Guarantor received from persons who are not the Company or any Restricted Subsidiary, (iv) instruments, securities or other obligations received by the Company or any of its Restricted Subsidiaries from the purchasers that are converted into cash or Cash Equivalents within 180 days of the closing, (v) with respect to any Asset Sale of Oil and Gas Properties disposed of by the Company or any Restricted Subsidiary in which the Company or any Restricted Subsidiary retains an interest, the cost and expenses related to the exploration, development, completion or production of such Oil and Gas Properties and activities related thereto agreed to be assumed by the transferee (or an Affiliate thereof) and (vi) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (vi) that is at that time outstanding, not to exceed the greater of (A) $225.0 million and (B) 5.0% of Adjusted Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be considered to be cash received at closing.

(3)          Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale (the “Asset Sale Proceeds Application Period”) the Net Cash Proceeds may be used:

(A)        to repay Debt (other than Subordinated Debt) of the Company or any Restricted Subsidiary (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), in each case owing to a Person other than the Company or any Restricted Subsidiary;

(B)         to acquire or invest in (or within such 365-day period in this clause (3), the Board of Directors shall have made a good faith determination to acquire or invest, which acquisition or investment shall be consummated on or prior to 180 days of such determination) (i) Additional Assets, (ii) assets of a Permitted Business (or make capital expenditures in respect of a Permitted Business), (iii) a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in a Permitted Business or (iv) a Permitted Business Investment; or

(C)         to make a Restricted Payment pursuant to Section 4.08(b)(16) to the extent of the limitation on the amount of such Restricted Payment set forth therein.

(4)          Notwithstanding clauses (2) and (3) above, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such clauses to the extent either (A) at least 75% of the consideration for such Asset Sale constitutes Additional Assets, cash, Cash Equivalents and/or Marketable Securities or (B) in the event of an Asset Sale involving Equity Interests of a Restricted Subsidiary, (i) at least 30% of the consideration for such Asset Sale constitutes Additional Assets, cash, Cash Equivalents and/or Marketable Securities received at closing; provided that the remaining 45% of the consideration is paid on or prior to the third anniversary of the closing and constitutes Additional Assets, cash, Cash Equivalents and/or Marketable Securities and (ii) in the event existing Equity Interests are sold by the Company that such Equity Interests are pledged in favor of the Company or Restricted Subsidiary (or such Equity Interests are mortgaged for the benefit of the Company or Restricted Subsidiary) until such consideration is paid; provided that any consideration not constituting Additional Assets received by the Company or any Restricted Subsidiary in connection with any Asset Sale permitted to be consummated under this clause shall be applied (in the case of cash, Cash Equivalents and Marketable Securities within 365 days after the receipt thereof subject to the proviso above) in accordance with the provisions of clause (3) above.

(5)         The Net Cash Proceeds of an Asset Sale not applied pursuant to Section 4.16(a)(3) or determined by the Board of Directors to not be applied pursuant to Section 4.16(a)(3)(B) within the Asset Sale Proceeds Application Period constitute “Excess Proceeds.” Excess Proceeds of less than $50.0 million will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds such amount, the Company must, (i) solely for Bridge Notes prior to the Conversion Date, comply with Section 3.08(d) and (ii) solely for Extended Maturity Notes, following the Conversion Date, within 30 days, make an offer (“Asset Sale Offer”) to purchase Notes pursuant to Section 3.09. Upon completion of an Asset Sale Offer, Excess Proceeds will be reset at zero. The Company may satisfy the foregoing obligation with respect to any Net Cash Proceeds from an Asset Sale by making an offer to purchase Notes with respect to the amount of all or part of the available Net Cash Proceeds prior to the expiration of the Asset Sale Proceeds Application Period with respect to the amount of all or part of the available Net Cash Proceed in advance of being required to do so by this Indenture.

(b)         Pending application in accordance with this Section 4.16, Net Cash Proceeds may be applied to temporarily reduce revolving credit borrowings, if any, or invested in Cash Equivalents. The Fair Market Value for any Asset Sale will be determined by the Company in good faith.

(c)          To the extent that any portion of Net Cash Proceeds payable in respect of the Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Company upon converting such portion into U.S. dollars.

(d)          Notwithstanding any other provisions of this Section 4.16, (i) to the extent that any of or all the Net Cash Proceeds of any Asset Sales is prohibited or delayed by applicable law, the portion of such Net Cash Proceeds so affected will not be required to be applied in compliance with this Section 4.16, and such amounts may be retained by the Company or Subsidiary, as applicable, so long, but only so long, as the applicable law will not permit repatriation to the United States or the Cayman Islands (the Company hereby agreeing to use reasonable efforts (as determined in the Company’s good faith judgment) to, or otherwise cause the applicable Subsidiary to, promptly take all actions reasonably required by the applicable law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable law, such repatriation will be promptly effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than five Business Days after such repatriation could be made) applied (net of additional taxes payable or reserved against as a result thereof) (whether or not repatriation actually occurs) in compliance with this Section 4.16 and (ii) to the extent that the Company has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any such prohibited or delayed Asset Sale would have a material adverse tax cost consequence with respect to such Net Cash Proceeds (which for the avoidance of doubt, may include, but is not limited to, any prepayment whereby doing so the Company, any Restricted Subsidiary or any of their respective affiliates and/or equity partners would incur a tax liability, including as a result of a dividend or a deemed dividend, or a withholding tax), the Net Proceeds so affected may be retained by the applicable Subsidiary. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default. The Trustee shall be entitled to conclusively rely on an Officer’s Certificate from the Company to the effect that applicable law will not permit repatriation of such amounts to the United States.

Section 4.17         Covenant Termination.

(a)          If on any date:

(1)          the Notes have an Investment Grade rating from both of the Rating Agencies; and

(2)          no Default or Event of Default has occurred and is continuing under this Indenture,

then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, the Company and its Restricted Subsidiaries will not be subject to Sections 4.08, 4.09, 4.11, 4.12, 4.14, 4.16 and 5.01(a)(4).

(b)         The Company will provide the Trustee and the Paying Agent an Officer’s Certificate upon which the Trustee and Paying Agent can conclusively rely that the Notes are given Investment Grade ratings. Neither the Trustee nor the Paying Agent shall have any duty or obligation to monitor the ratings of the Notes, neither shall be deemed to have any knowledge of the ratings of the Notes and neither shall have a duty to notify the Holders if the Notes achieve Investment Grade ratings.

Section 4.18         Payment of Additional Amounts

(a)          All payments by the Company in respect of the Notes or the Guarantors in respect of the Note Guarantees will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of the Company’s, a Guarantor’s or any successor’s jurisdiction of incorporation or tax residence or the jurisdiction in which central management or control of the Company, such Guarantor or such successor, as applicable, is exercised, or in or through which payments are made in respect of the Notes or the Note Guarantees or, in each case, any political subdivision or governmental authority therein (each a “Relevant Taxing Jurisdiction”), unless the Company, such Guarantor or such successor is compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the relevant payor will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amounts receivable by holders of Notes after such withholding or deduction (including any withholding or deduction in respect of such payment of Additional Amounts) shall equal the respective amounts of principal and interest (and premium, if any) which would have been receivable in respect of the Notes in the absence of such withholding or deduction. No such Additional Amounts shall be payable:

(1) to, or to a third party on behalf of, a Holder or beneficial owner who is liable for such taxes, duties, assessments or governmental charges in respect of such Note by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, or a corporation) or beneficial owner and the Relevant Taxing Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) or beneficial owner being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or enforcement of rights and the receipt of payments with respect to the Note;

(2) in respect of Notes surrendered (if surrender is required) more than 30 days after the Relevant Date except to the extent that payments under such Note would have been subject to withholding and the Holder or beneficial owner of such Note would have been entitled to such Additional Amounts, on surrender of such Note for payment on the last day of such period of 30 days;

(3) to, or to a third party on behalf of, a Holder or beneficial owner who is liable for such taxes, duties, assessments or other governmental charges by reason of such Holder’s or beneficial owner’s failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence or identity of such Holder or beneficial owner or its connection with a Relevant Taxing Jurisdiction, if (a) compliance is required by such jurisdiction, or any political subdivision or authority thereof or therein having power to tax, as a precondition to exemption from, or reduction in the rate of, the tax, duty, assessment or other governmental charge and (b) the Company or any Guarantor has given the Holders at least 30 days’ notice that Holders will be required to provide such certification or identification or comply with such other requirement;

(4) in respect of any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;

(5) in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of, premium, if any, or interest on the Note or by direct payment by the Company or any Guarantor in respect of claims made against the Company or any Guarantor;

(6) in respect of United States federal withholding tax imposed by reason of a Holder or beneficial owner of a Note (i) being or having been a bank, including any entity regulated as a bank or conducting a banking business, receiving payments on an extension of credit in the ordinary course of its lending business, (ii) being or having been a controlled foreign corporation for U.S. federal income tax purposes related, directly or indirectly, to the Company through stock ownership or a corporation that has accumulated earnings to avoid U.S. federal income tax; (iii) being or having been an actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Company or (iv) failing to provide an applicable IRS Form W-8 certifying as to such Person’s non-U.S. status;

(7) in respect of any tax, assessment, withholding or deduction required by Sections 1471 through 1474 of the Code (“FATCA”), any current or future Treasury regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction pursuant to the implementation of FATCA, or any agreement with the United States Internal Revenue Service pursuant to the implementation of FATCA; or

(8) in respect of any combination of the above.

(b)          No Additional Amounts shall be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of the Relevant Taxing Jurisdiction, or any political subdivision thereof, to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of the partnership, an interest holder in the limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member, interest holder or beneficial owner been the Holder. The Company or applicable Guarantor, as the case may be, will provide the Trustee and Paying Agent with the official acknowledgement of the Relevant Taxing Jurisdiction (or, if such acknowledgement is not available, other reasonable documentation) evidencing the payment of any taxes, duties, assessments or other governmental charges in respect of which the Company or such Guarantor, as the case may be, has paid any Additional Amounts. Copies of such documentation will be provided to the Holders of the Notes, upon request.

(c)          At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Company or applicable Guarantor, as the case may be, will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee and Paying Agent an Officer’s Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Paying Agent to remit such Additional Amounts to Holders of Notes on the payment date. Each such Officer’s Certificate shall be relied upon until receipt of a new Officer’s Certificate addressing such matters.

(d)         The Company will pay any stamp, issue, excise, property, registration, documentary or other similar taxes and duties, including interest and penalties, imposed by a Relevant Taxing Jurisdiction in respect of the creation, issue, delivery, registration and offering of the Notes or the execution of the Notes, the Note Guarantees or this Indenture. The Company will also pay and indemnify each of the Trustee, the Paying Agent and the Holders and beneficial owners of the Notes from and against all court taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Holders and beneficial owners to enforce the Company’s obligations under the Notes.

(e)          Any reference in this Indenture or the Notes to principal, interest or any other amount payable in respect of the Notes by the Company or the Note Guarantees by any Guarantor will be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Section 4.18.

(f)          The obligations of this Section 4.18 shall survive the termination or discharge of this Indenture.

ARTICLE 5

SUCCESSORS

Section 5.01         Consolidation, Merger, Amalgamation or Sale of All or Substantially All Assets.

(a)         The Company will not consolidate with or merge, amalgamate or convert with or into, or sell, convey, transfer, dispose of or lease all or substantially all of its assets to, any Person, unless:

(1)          the surviving Person (the “Successor Company”) (if not the Company) will be a Person organized and existing under the laws of Bermuda, the Cayman Islands, the United States of America, any state thereof, the District of Columbia or any territory thereof, or any other country that is a member country of the European Union or of the Organization for Economic Co-operation and Development on the Issue Date, and such Person expressly assumes, by a supplemental indenture to this Indenture substantially in the form of Exhibit D hereto, executed and delivered to the Trustee and the Paying Agent, all the obligations of the Company under the Notes, this Indenture and the Security Documents;

(2)          the Successor Company (if not the Company) undertakes, in such supplemental indenture, to pay such Additional Amounts in respect of principal and interest (and premium, if any) as may be necessary in order that every net payment receivable in respect of the Notes after deduction or withholding for or on account of any present or future tax, duty, assessment or other governmental charge imposed by such other country or any political subdivision or taxing authority thereof or therein will not be less than the amount of principal and interest (and premium, if any) then due and payable on the Notes, subject to the same exceptions set forth in Section 4.18;

(3)          immediately prior to such transaction and immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing;

(4)          immediately after giving effect to the transaction on a pro forma basis, the Company or the Successor Company (i) could Incur at least $1.00 of Debt pursuant to Section 4.09(a) or (ii) would not have a lower ratio than the ratio described in Section 4.09(a);

(5)          each Guarantor (unless it is the other party to the transactions described above, in which case Section 5.01(d) shall apply) shall have by accession deed to the Deed of Guarantee or supplemental indenture to this Indenture substantially in the form of Exhibit D hereto, as the case may be, confirmed that its Note Guarantee shall apply to such Successor Company’s obligations under the Notes, this Indenture and the Security Documents; and

(6)          the Successor Company (if not the Company) will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, reasonably acceptable to the Trustee, stating that such consolidation, merger, amalgamation or transfer and such supplemental indenture, if any, comply with this Indenture.

(b)         The Trustee will accept such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth in this Section 5.01, in which event it will be conclusive and binding on the Holders of the Notes.

(c)          Notwithstanding the restriction described in Section 5.01(a)(3) and Section 5.01(a)(4):

(1)          any Restricted Subsidiary (other than the Company) may consolidate with, amalgamate with or merge with or into or wind up into or sell, assign, lease, convey, transfer or otherwise dispose of all or part of its properties and assets to the Company or any other Restricted Subsidiary (other than the Company);

(2)          the Company may consolidate with, consummate a discontinuation or conversion, amalgamate with or merge with or into, or wind up into an Affiliate of the Company solely for the purpose of reincorporating the Company in Bermuda, the Cayman Islands, the United States, any state thereof, the District of Columbia or any territory thereof, or any other country that is a member country of the European Union or of the Organization for Economic Co-operation and Development on the Issue Date;

(3)          the Company may convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of the Company or the laws of Bermuda, the Cayman Islands, the United States, any state thereof, the District of Columbia or any territory thereof, or any other country that is a member country of the European Union or of the Organization for Economic Co-operation and Development on the Issue Date (and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under such laws); and

(4)          the Company may change its name.

(d)         The Company will not permit any Guarantor to consolidate with or merge, amalgamate or convert with or into, or sell, covey, transfer, dispose of or lease all or substantially all of its assets to, any Person, unless:

(1)          the surviving Person (the “Successor Guarantor”) (if not the Guarantor) will be a Person organized and existing under the laws of Bermuda, the Cayman Islands, the United States of America, any state thereof, the District of Columbia or any territory thereof, or any other country that is a member country of the European Union or of the Organization for Economic Co-operation and Development on the Issue Date, and such Person expressly assumes in an accession deed to the Deed of Guarantee or supplemental indenture to this Indenture substantially in the form of Exhibit D hereto, as the case may be, executed and delivered to the Security and Intercreditor Agent, the Trustee and the Paying Agent, all the obligations of the Guarantor under the Notes, this Indenture, the Note Guarantee and the Security Documents;

(2)          the Successor Guarantor (if not the Guarantor) undertakes, in such accession deed or supplemental indenture, to pay such Additional Amounts in respect of principal and interest (and premium, if any) as may be necessary in order that every net payment receivable in respect of the Notes after deduction or withholding for or on account of any present or future tax, duty, assessment or other governmental charge imposed by such other country or any political subdivision or taxing authority thereof or therein will not be less than the amount of principal and interest (and premium, if any) then due and payable on the Notes, subject to the same exceptions set forth in Section 4.18;

(3)          immediately prior to such transaction and immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; and

(4)          the Successor Guarantor (if not the Guarantor) will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, reasonably acceptable to the Trustee, stating that such consolidation, merger, amalgamation or transfer and such supplemental indenture, if any, comply with this Indenture.

(e)          Notwithstanding the restriction described in Section 5.01(d)(3), any Guarantor may:

(1)          merge, amalgamate or consolidate with or into, wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to a Restricted Subsidiary, another Guarantor or the Company; provided that, in the case of a lease of all or substantially all its assets, a Guarantor will not be released from its obligations under its Note Guarantee;

(2)          consolidate with, consummate a discontinuation or conversion, amalgamate with or merge with or into, or wind up into a Restricted Subsidiary or an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in Bermuda, the Cayman Islands, the United States, any state thereof, the District of Columbia or any territory thereof or any other country that is a member country of the European Union or of the Organization for Economic Co-operation and Development on the Issue Date;

(3)          convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor or the laws of Bermuda, the Cayman Islands, the United States, any state thereof, the District of Columbia or any territory thereof or any other country that is a member country of the European Union or of the Organization for Economic Co-operation and Development on the Issue Date; and

(4)          change its name.

(f)          Upon written request and the receipt of an Officer’s Certificate and Opinion of Counsel to the effect that the amendment or supplement is authorized or permitted under this Indenture and the Security Documents and that all conditions precedent thereto have been satisfied, to the extent it is necessary to amend or supplement the Security Documents to provide for any transaction provided for in accordance with these provisions, the Trustee is hereby expressly authorized and directed to enter any such amendments or supplements on behalf of the Holders.

Section 5.02         Successor Entity Substituted.

Upon any consolidation, merger, amalgamation, sale, assignment, conveyance, transfer, assignment, disposition or lease of all or substantially all of the assets of the Company or a Guarantor in accordance with Section 5.01, the Successor Company and the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Guarantor, as the case may be, under this Indenture, the Notes, the Security Documents and the Note Guarantees with the same effect as if such surviving Person had been named as the Company or a Guarantor, as the case may be, in this Indenture, the Notes, the Security Documents and the Note Guarantees; provided that, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal and interest (and premium, if any) on the Notes, and a Guarantor will not be released from its obligations under its Note Guarantee.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01         Events of Default.

(a)          An “Event of Default” occurs if:

(1)          the Company defaults in any payment of interest (including Additional Amounts, if any) on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(2)          the Company defaults in the payment of the principal (including Additional Amounts, if any) of any Note when the same becomes due and payable upon acceleration or redemption or otherwise;

(3)          the Company fails to make an Offer to Purchase and thereafter to accept and pay for Notes tendered when and as required pursuant to Section 4.15;

(4)          the Company or any Guarantor fails to comply with Section 5.01;

(5)          (a) except as addressed in subclause (b) of this clause (5) the Company or any Guarantor, as the case may be, fails to comply with any of its covenants or agreements in the Notes, the Note Guarantees, this Indenture or the Security Documents (other than those referred to in (1), (2), (3) and (4) above), and such failure continues for 60 days after the notice specified below or (b) the Company or any Guarantor, as the case may be, fails to comply with Section 4.06 and such failure continues for 120 days after the notice specified below;

(6)          the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, defaults under any mortgage, Indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (or the payment of which is guaranteed by the Company or such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) whether such Debt or guarantee now exists, or is created after the Issue Date, which default (a) is caused by failure to pay principal of or premium, if any, or interest on such Debt after giving effect to any grace period provided in such Debt on the date of such default (a “Payment Default”) or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, totals $125.0 million (or the equivalent thereof at the time of determination) or more in the aggregate;

(7)          one or more final and non-appealable-judgments for the payment of money are rendered against the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, and are not paid or otherwise discharged and there is a period of 60 consecutive days following entry of the final and non-appealable judgment that causes the aggregate amount for all such final and non-appealable judgments outstanding and not paid or discharged against all such Persons to exceed $125.0 million or the equivalent thereof at the time of determination (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(8)          an involuntary case or other proceeding is commenced against the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days;

(9)          the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, (i) commences a voluntary case or other proceeding seeking the commencement of judicial or extra judicial reorganization, proceedings or bankruptcy proceedings with respect to itself or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or such Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors;

(10)        any Note Guarantee by a Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guarantee; or

(11)        all or substantially all of the undertakings, assets and revenues of the Company and any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, taken as a whole, is condemned, seized or otherwise appropriated (other than in accordance with its terms) by any Person acting under the authority of any national, regional or local government or the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, is prevented by such Person for a period of 60 consecutive days or longer from exercising normal control over all or substantially all of its undertaking, assets and revenues.

A Default under clauses (5) of this Section 6.01(a) will not constitute an Event of Default until the holders of at least 25.0% in principal amount of the Notes outstanding notify the Company and the Trustee (if notice is given by the Holders) of the Default and the Company does not cure such Default within the time specified in clause (5) of this Section 6.01(a) after receipt of such notice.

(b)         The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default or (ii) written notice of any event which is in fact a Default or Event of Default has been given to the Trustee at its Corporate Trust Office by the Company, any Guarantor or any Holder, such notice identifying this Indenture and the Company and such notice states that it is a notice of Default or Event of Default.

Section 6.02          Acceleration.

(a)            If an Event of Default (other than an Event of Default described in clauses (8) or (9)) of Section 6.01(a)) occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Notes, by written notice to the Company and the Trustee, may declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable.

(b)            In case an Event of Default described in clauses (8) or (9) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c)            In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) of Section 6.01(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if:

(1)            the default triggering such Event of Default pursuant to clause (6) of Section 6.01(a) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Debt within 20 days after the declaration of acceleration with respect thereto; and

(2)            (A) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(d)            The Holders of a majority in principal amount of the outstanding Notes may waive all past Events of Default (except with respect to nonpayment of principal, premium or interest) and rescind any acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

(e)            Notwithstanding the foregoing, any notice of any Default or Event of Default may not be given with respect to any action taken, and reported publicly or to Holders in reasonable detail and good faith, more than two years prior to such notice of any Default or Event of Default, and any time period in this Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default (a “Default Direction”) shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). Notwithstanding anything to the contrary, in any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and such beneficial owner shall provide proof of its holdings in a manner satisfactory to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has initiated litigation (“Litigation”) in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default or Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default or Event of Default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter (a “Final Decision”). Once such Officer’s Certificate has been provided to the Trustee, the Trustee shall take no further action pursuant to the related Noteholder Direction until it has actual knowledge of a Final Decision. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant (a “Verification Covenant Officer’s Certificate”), the cure period with respect to such Default or Event of Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant, and the Trustee shall take no further action pursuant to the related Noteholder Direction until the Company provides a subsequent Officer’s Certificate to the Trustee that such Verification Covenant has been satisfied (a “Covenant Satisfaction Officer’s Certificate”). The Company shall promptly deliver a Covenant Satisfaction Officer’s Certificate following satisfaction by the applicable Directing Holder of its Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs of this Section 6,02(e) to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs. In addition, for the avoidance of doubt, the foregoing paragraphs of this Section 6.02(e) shall not apply to any Holder that is a Regulated Bank.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action, staying any remedy or otherwise failing to act in accordance with a Noteholder Direction during the pendency of Litigation or a Noteholder Direction after a Verification Covenant Officer’s Certificate has been provided to it but prior to receipt of a Covenant Satisfaction Officer’s Certificate. The Trustee shall have no liability or responsibility to the Company, any Holder or any other Person in connection with any Noteholder Direction or to determine whether or not any Holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement.

Section 6.03          Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04           Waiver of Past Defaults.

The Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may on behalf of all Holders waive any existing Default or Event of Default and its consequences hereunder, except:

(1)            a continuing Default or Event of Default in the payment of the principal, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer); and

(2)            a Default or Event of Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided that, subject to Section 6.02, the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default or Event of Default shall cease to exist, and, if applicable, any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05           Control by Majority.

The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture, the Notes, the Security Documents or any Note Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, the Trustee shall not be deemed to have an affirmative duty to determine whether any direction is unduly prejudicial to any other Holder. Prior to taking any action hereunder or under the Security Documents, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.06           Limitation on Suits.

Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)            such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)            the Holders of at least 25.0% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)            such Holders have offered, and if requested, provided the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)            the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)            the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07          Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08          Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and any other obligor on the Notes for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09          Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10          Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11          Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12          Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13          Priorities.

If the Trustee collects any money or property pursuant to this Article 6 or pursuant to the foreclosure or other remedial provisions contained in the Security Documents, it shall pay out the money or proceeds of property in the following order:

(1)             to the Trustee and its agents and attorneys for amounts due under this Indenture, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(2)             to holders of Senior Debt of such Guarantor, in each case to the extent required by Article 12 (but only to the extent a Responsible Officer of the Trustee has received written notice of the identities of such holders and the amounts due thereto by the Intercreditor and Security Agent no earlier than ten Business Days prior and no later than five Business Days prior to the date of such remittance);

(3)             to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(4)             to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 14.02.

Section 6.14          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01           Duties of Trustee.

(a)             If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)             Except during the continuance of an Event of Default:

(1)             the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)             in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)             The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)             this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)             the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)             the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)             Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.

(e)             If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes, the Security Documents and the Note Guarantees at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

(f)             The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02           Rights of Trustee.

(a)             The Trustee may conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Opinion of Counsel, statement, certificate, instrument, opinion, report, notice, request, consent, order, judgement, appraisal, bond or any other document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)             The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)            The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, the Notes, the Note Guarantees or the Security Documents.

(e)             Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

(f)             None of the provisions of this Indenture shall require the Trustee, Paying Agent, Transfer Agent or Registrar to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)            The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h)            In no event shall the Trustee be responsible or liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)             The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)             The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)             The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)              The Trustee shall have no duty (A) to see to any recording, filing or depositing of this Indenture or any Security Document, or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of such recording or filing or depositing, or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust.

(m)            The Trustee and any of its Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall not be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Indenture or any Security Document (each, a “Financing Document” and, collectively, the “Financing Documents”), or any certificate, financial statement or other document furnished at any time under or in connection with this Indenture or any other Financing Document, (ii) the performance or observance of any of the terms, covenants or agreements of the Company and the Guarantors or any Person in this Indenture or any other Financing Document or (iii) the validity, effectiveness, genuineness, value, enforceability or sufficiency of any Financing Document, or any other instrument or writing furnished in connection herewith or therewith, in respect of the Company or the Guarantors other than as set forth herein or therein. Without limiting the generality of the foregoing, in the absence of its own negligence or willful misconduct, the Trustee or any of its Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall not be responsible to any Person for any matters determined hereunder or under the other Financing Documents.

(n)            The right of the Trustee to perform any discretionary or permissive act enumerated in this Indenture or any Security Document shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(o)            Delivery of reports, information and documents to the Trustee and the Paying Agent is for informational purposes only and their respective receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s, any Guarantor’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee and the Paying Agent are entitled to rely exclusively on Officer’s Certificates). Neither the Trustee nor the Paying Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s, any Guarantor’s or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed under this Indenture.

(p)            The Trustee shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any agreement, instrument or document to which it is not a party.

Section 7.03           Individual Rights of Trustee.

The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or such Agent. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04          Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

Section 7.05           Notice of Defaults.

If a Default or Event of Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee will give to each Holder a notice of the Default within 90 days after it occurs. Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to know of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is a Default or an Event of Default is received by the Trustee at its Corporate Trust Office.

Section 7.06           [Reserved].

Section 7.07           Compensation and Indemnity.

(a)             The Company and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder and under the Notes, the Note Guarantees and the Security Documents as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business.

(b)            The Company and the Guarantors, jointly and severally, shall indemnify the Trustee and any predecessor Trustee for, and hold each of the Trustee and any predecessor Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture, the Notes, the Note Guarantees and the Security Documents against the Company or any Guarantor (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Company, any Guarantor, any other person or liability, in each case solely in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Company promptly of any third party claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence as determined by a court of competent jurisdiction in a final, non-appealable decision.

(c)             The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)            To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e)            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) or (9) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses for purposes of priority under any Bankruptcy Law.

Section 7.08          Replacement of Trustee.

(a)            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing at least 30 days’ prior to the requested date of removal. The Company may remove the Trustee if:

(1)            the Trustee fails to comply with Section 7.10;

(2)            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)            a receiver or public officer takes charge of the Trustee or its property; or

(4)            the Trustee becomes incapable of acting.

(b)            If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Company.

(c)            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f)             As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09          Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10          Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01          Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02          Legal Defeasance and Discharge.

(a)            Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture, all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) through (4) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute such instruments as reasonably requested by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)            the rights of Holders to receive payments in respect of the principal, premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(2)            the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)            the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4)            this Section 8.02.

(b)            Following the Company’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c)            Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03          Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.06, 4.08, 4.09,  4.10, 4.11, 4.12,  4.13, 4.14, 4.15, 4.16, 4.17 and clause (4) of Section 5.01(a) with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, and such Notes shall be unaffected thereby. Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, an Event of Default specified in Section 6.01(a)(3) (only with respect to the covenants that are released as a result of such Covenant Defeasance), Section 6.01(a)(4) that resulted solely from the failure of the Company to comply with clause (4) of Section 5.01(a), 6.01(a)(5) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(6), 6.01(a)(7), 6.01(a)(8), 6.01(a)(9), 6.01(a)(11) (solely with respect to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary) and 6.01(a)(12), in each case, shall not constitute an Event of Default.

Section 8.04          Conditions to Legal or Covenant Defeasance.

(a)            The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1)            the Company must irrevocably deposit with the Paying Agent, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, as confirmed, certified or attested by an internationally recognized firm of independent public accountants in writing to the Trustee and Paying Agent, without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)            in the case of Legal Defeasance, the Company has delivered to the Trustee and Paying Agent an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(A)            the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(B)            since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of Covenant Defeasance, the Company has delivered to the Trustee and Paying Agent an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facility or any other material agreement or material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5)            the Company has delivered to the Trustee and Paying Agent an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company, any Guarantor or others;

(6)            the Company has delivered to the Trustee and Paying Agent an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(7)            the Company has delivered irrevocable instructions to the Trustee and Paying Agent to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (6) above).

Section 8.05          Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)            Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Paying Agent pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law. Money and Government Securities so held in trust are not subject to Article 12.

(b)            The Company will pay and indemnify the Trustee and Paying Agent against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c)            Anything in this Article 8 to the contrary notwithstanding, the Paying Agent will deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and Paying Agent (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06          Repayment to the Company.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 8.07          Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01          Without Consent of Holders.

(a)            Notwithstanding Section 9.02, without the consent of any Holder, the Company, the Trustee, the Paying Agent and the Security and Intercreditor Agent may amend or supplement this Indenture, the Notes or the Security Documents (subject, in the case of the Security Documents, to the rights of the other parties therein):

(1)            to cure any ambiguity, omission, defect or inconsistency;

(2)            to comply with Section 5.01;

(3)            to add to the covenants of the Company or the Guarantors for the benefit of Holders of the Notes;

(4)            to comply with any requirement to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(5)            to surrender any right conferred upon the Company or the Guarantors;

(6)            to evidence and provide for the acceptance of an appointment by a successor Trustee, Paying Agent, Transfer Agent, Registrar or Security and Intercreditor Agent;

(7)            to provide for the issuance of Additional Notes and Parity Debt Obligations (including any amendment or supplement to any of the Security Documents in connection therewith);

(8)            to provide for any Note Guarantee, to secure the Notes or to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture and the Security Documents;

(9)            to make any other change that does not materially and adversely affect the rights of any Holder of the Notes;

(10)            to provide for the accession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplement or other modification from time to time of any agreement that is not prohibited by this Indenture or the Security Documents;

(11)            in the case of an amendment or supplement of the Security Documents, to provide for any amendment or supplement permitted by the Security Documents and not prohibited by this Indenture;

(12)            to make any amendments to the provisions of this Indenture relating to the transfer and legending of Notes as permitted herein, including to facilitate the issuance and administration of the Notes; provided that (a) compliance with this Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13)            at the Company’s election, to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, if applicable (it being agreed that this Indenture need not be qualified under the Trust Indenture Act); or

(14)            to make Benchmark Replacement Conforming Changes in connection with the implementation and administration of a Benchmark Replacement (each as defined in Appendix A hereto).

(b)            Upon the request of the Company, and upon receipt by the Trustee of the documents described in Sections 9.06 and 14.03, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.02	With Consent of Holders.

(a)            Except as provided in Section 9.01 and this Section 9.02, the Company, the Trustee, the Paying Agent and the Security and Intercreditor Agent may amend or supplement this Indenture, the Notes and the Security Documents with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b)            Upon the request of the Company, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Sections 9.06 and 14.03, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)            It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance of such proposed amendment, supplement or waiver.

(d)            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will give to the Holders a notice as described in Section 14.02(d) briefly describing such amendment, supplement or waiver. However, the failure of the Company to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.

(e)            Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)            reduce the rate of or extend the time for payment of interest on any Note;

(2)            reduce the principal of any Note;

(3)            reduce the amount payable upon redemption of any Note or change the time at which any Note may be redeemed;

(4)            change the currency for payment of principal of, or interest on, any Note;

(5)            impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

(6)            waive certain payment defaults with respect to the Notes;

(7)            reduce the principal amount of Notes whose Holders must consent to any amendment or waiver;

(8)            make any change in the amendment or waiver provisions of this Indenture which require each Holder’s consent;

(9)            modify or change any provision of this Indenture affecting the ranking of the Notes or the Note Guarantees in a manner adverse to the Holders of the Notes;

(10)            make any change in the Note Guarantees that would adversely affect the noteholders in any material respect (unless otherwise permitted pursuant to the terms of this Indenture); or

(11)            issue any Additional Notes.

(f)            A consent to any amendment, supplement or waiver of this Indenture, the Notes or the Note Guarantee by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03	Compliance with Trust Indenture Act.

This Indenture is not qualified under the Trust Indenture Act.

Section 9.04	Revocation and Effect of Consents.

(a)            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)            The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.05          Notation on or Exchange of Notes.

(a)            The Company or the Trustee, at the Company’s written request, may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06          Trustee to Sign Amendments, etc.

Upon the request of the Company, the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 14.03, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and the Security Documents, as applicable, and, with respect to such Opinion of Counsel, that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

ARTICLE 10

GUARANTEES

Section 10.01        Guarantee.

(a)            The Note Guarantees by each Guarantor shall be evidenced by the Deed of Guarantee. Each Holder, by accepting a Note, consents and agrees to the terms of the Note Guarantees as set forth in the Deed of Guarantee as the same may be in effect or may be amended from time to time in accordance with its terms, the other Security Documents and this Indenture, and authorizes and directs the Trustee to enter into and accede to such Deed of Guarantee as beneficiary thereunder for and on behalf of itself and each Holder, and to perform its obligations and exercise its rights thereunder in accordance therewith.

(b)            If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Section 10.02        Additional Guarantors.

If any Notes issued pursuant to this Indenture remain outstanding on the earlier of (x) 14 Business Days after the Issue Date and (y) the date of a Demand Failure Event (the earlier such date, the “Trigger Date”), then promptly following the Trigger Date, and in any event within 15 Business Days of the Trigger Date, the Company shall cause Kosmos Energy Ghana Holdings Limited and each of its wholly-owned subsidiaries to provide a Note Guarantee, which Note Guarantee shall be evidenced by the Deed of Guarantee.

Section 10.03        [Reserved].

Section 10.04        [Reserved].

Section 10.05        Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06        Release of Note Guarantees.

(a)            A Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee shall be required for the release of such Guarantor’s Note Guarantee, upon:

(1)            (A) a sale or disposition (including by way of consolidation, merger or amalgamation) of all or a portion of the Capital Stock of such Guarantor following which such Guarantor is no longer a Subsidiary of the Company;

(B)            a sale or disposition (including by way of consolidation, merger or amalgamation) of all or substantially all of the assets of such Guarantor to a Person that is not the Company or a Restricted Subsidiary of the Company;

(C)            the Company’s exercise of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the discharge of the Company’s obligations under this Indenture in accordance with the terms of this Indenture;

(D)            the Designation of such Guarantor as an Unrestricted Subsidiary;

(E)            pursuant to the terms of the Deed of Guarantee, security or a guarantee of the Company’s obligations under this Indenture which is acceptable to the Security and Intercreditor Agent being provided in substitution for such Note Guarantee;

(F)            the release or discharge of such other guarantee that resulted in the creation of such Note Guarantee, except a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision, and if any such guarantee is so reinstated, such guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Note Guarantee pursuant to Section 4.11); or

(G)            the liquidation or dissolution of such Guarantor; provided that no Event of Default occurs as a result thereof or has occurred or is continuing;

provided, that the transaction is carried out pursuant to, and in accordance with, all other applicable provisions of this Indenture; and

(2)            such Guarantor delivering to the Trustee and the Security and Intercreditor Agent an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent provided for in this Indenture and the Deed of Guarantee relating to such transaction have been complied with.

(b)            At the written request of the Company and upon receipt of the items described in Section 10.06(a)(2) above, the Trustee and the Security and Intercreditor Agent shall execute and deliver any documents reasonably requested in order to evidence such release, discharge and termination in respect of the applicable Note Guarantee.

ARTICLE 11

SECURITY-RELATED PROVISIONS

Section 11.01        Security Documents.

(a)            Security Documents. In the event of a conflict or inconsistency between the terms of this Indenture and the Security Documents, the Security Documents shall control.

(b)            Intercreditor Agreements. The Trustee and the Security and Intercreditor Agent bound by the terms of the Intercreditor Agreements and each Holder of a Note, by accepting such Note or beneficial interest therein, agrees to all the terms and provisions of the Intercreditor Agreements and the other Security Documents. Notwithstanding anything to the contrary, (i) the liens and security interests granted to the Security and Intercreditor Agent pursuant to the Security Documents and all rights and obligations of the Trustee and Security and Intercreditor Agent hereunder are expressly subject to the Intercreditor Agreements and (ii) the exercise of any right or remedy by the Trustee hereunder is subject to the limitation and provisions of the Intercreditor Agreements. In the event of any conflict or inconsistency between the terms of the Intercreditor Agreements and the terms of this Indenture, the terms of the Intercreditor Agreements shall govern.

Section 11.02        [Reserved].

Section 11.03        [Reserved].

Section 11.04        Security and Intercreditor Agent; Intercreditor Agreements.

The Trustee and each of the Holders by acceptance of the Notes hereby acknowledge the appointment of the Security and Intercreditor Agent under the Security Documents and agree that the Security and Intercreditor Agent shall have the rights, duties and responsibilities as set forth in the Security Documents. On the Issue Date, the Trustee is hereby authorized and directed to enter into the KEFI Intercreditor Accession Agreement, the Deed of Guarantee Accession Agreement and the KEL Intercreditor Accession Agreement.

The Trustee, as a KEFI HY Noteholder Trustee, shall not be required to exercise any discretion or take any action under the KEFI Intercreditor Agreement, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) solely upon the instructions of the holders of a majority in outstanding principal amount of the Notes, and such instructions shall be binding upon all Holders in their capacity as KEFI HY Noteholders; provided, however, that the Trustee, as a KEFI HY Noteholder Trustee, shall not be required to take any action that (i) it in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the applicable Noteholders with respect to such action or (ii) is contrary to this Indenture or applicable law. In the absence of any such direction, the Trustee, as a KEFI HY Noteholder Trustee, will have no duty or obligation to take any action under the KEFI Intercreditor Agreement. The Trustee shall not be charged with notice of any shortfalls, discharges, defaults, accelerations or other events under the Facility, the Corporate Revolver, the 7.125% Senior Notes, the 7.500% Senior Notes or any other document or agreement referenced in the KEFI Intercreditor Agreement unless Responsible Officer of the Trustee shall have received written notice thereof at the applicable Corporate Trust Office.

The Trustee, as a KEL HY Noteholder Trustee, shall not be required to exercise any discretion or take any action under the KEL Intercreditor Agreement, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) solely upon the instructions of the holders of a majority in outstanding principal amount of the Notes, and such instructions shall be binding upon all Holders in their capacity as KEL HY Noteholders; provided, however, that the Trustee, as a KEL HY Noteholder Trustee, shall not be required to take any action that (i) it in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the applicable Noteholders with respect to such action or (ii) is contrary to this Indenture or applicable law. In the absence of any such direction, the Trustee, as a KEL HY Noteholder Trustee, will have no duty or obligation to take any action under the KEL Intercreditor Agreement. The Trustee shall not be charged with notice of any shortfalls, discharges, defaults, accelerations or other events under the Facility, the Corporate Revolver, 7.125% Senior Notes, 7.500% Senior Notes or any other document or agreement referenced in the KEL Intercreditor Agreement unless a Responsible Officer of the Trustee shall have received written notice thereof at the applicable Corporate Trust Office.

Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that the KEFI Intercreditor Accession Agreement has been signed by Wilmington Trust, National Association, not in its individual capacity or personally but solely in its capacity as KEFI HY Noteholder Trustee for the benefit of the Holders in their capacity as KEFI HY Noteholders, in the exercise of the powers and authority conferred and vested in it under this Indenture, and in no event shall Wilmington Trust, National Association, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any Person under the KEFI Intercreditor Agreement, the KEFI Intercreditor Accession Agreement, any Finance Document or in any of the certificates, reports, documents, data, notices or agreements delivered pursuant hereto or thereto. The Trustee as KEFI HY Noteholder Trustee makes no representations or warranties as to nor assumes any responsibility for the correctness of the recitals contained in the KEFI Intercreditor Agreement, and the Trustee as KEFI HY Noteholder Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of the KEFI Intercreditor Agreement or the KEFI Intercreditor Accession Agreement and makes no representation with respect thereto. In entering into the KEFI Intercreditor Accession Agreement, the Trustee as KEFI HY Noteholder Trustee shall be entitled to the benefit of every provision of this Indenture relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Trustee” hereunder.

Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that the KEL Intercreditor Accession Agreement has been signed by Wilmington Trust, National Association, not in its individual capacity or personally but solely in its capacity as KEL HY Noteholder Trustee for the benefit of the Holders in their capacity as KEL HY Noteholders, in the exercise of the powers and authority conferred and vested in it under this Indenture, and in no event shall Wilmington Trust, National Association, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any Person under the KEL Intercreditor Agreement, the KEL Intercreditor Accession Agreement, any Finance Document or in any of the certificates, reports, documents, data, notices or agreements delivered pursuant hereto or thereto. The Trustee as KEL HY Noteholder Trustee makes no representations or warranties as to nor assumes any responsibility for the correctness of the recitals contained in the KEL Intercreditor Agreement, and the Trustee as KEL HY Noteholder Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of the KEL Intercreditor Agreement or the KEL Intercreditor Accession Agreement and makes no representation with respect thereto. In entering into the KEL Intercreditor Accession Agreement, the Trustee as KEL HY Noteholder Trustee shall be entitled to the benefit of every provision of this Indenture relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Trustee” hereunder.

Neither the Trustee as KEFI HY Noteholder Trustee nor any of its Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the KEFI Intercreditor Agreement, the KEFI Intercreditor Accession Agreement or any Finance Document, or any certificate, financial statement or other document furnished at any time under or in connection with the KEFI Intercreditor Agreement or any other Financing Document, (ii) the performance or observance of any of the terms, covenants or agreements of any obligor in the KEFI Intercreditor Agreement or any other Financing Document, (iii) the validity, effectiveness, genuineness, value, enforceability or sufficiency of the KEFI Intercreditor Agreement or any other Financing Document, or any other instrument or writing furnished in connection herewith or therewith or (iv) the attachment, perfection or priority of any security interest created or purported to be created under or in connection with any Financing Document. Without limiting the generality of the foregoing, in the absence of its own gross negligence or willful misconduct, neither the Trustee as KEFI HY Noteholder Trustee nor any of its Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall be responsible to any Person for any mistake, omission or error of judgment with respect to the value or valuation, genuineness, enforceability, existence, perfection or priority of any of the collateral to secure Parity Obligations, the determination of the fair market value of any collateral to secure Parity Obligations, or any other matters determined hereunder or under the other Financing Documents. Neither the Trustee as KEL HY Noteholder Trustee nor any of its Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the KEL Intercreditor Agreement, the KEL Intercreditor Accession Agreement or any Finance Document, or any certificate, financial statement or other document furnished at any time under or in connection with the KEL Intercreditor Agreement or any other Financing Document, (ii) the performance or observance of any of the terms, covenants or agreements of any obligor in the KEL Intercreditor Agreement or any other Financing Document, (iii) the validity, effectiveness, genuineness, value, enforceability or sufficiency of the KEL Intercreditor Agreement or any other Financing Document, or any other instrument or writing furnished in connection herewith or therewith or (iv) the attachment, perfection or priority of any security interest created or purported to be created under or in connection with any Financing Document. Without limiting the generality of the foregoing, in the absence of its own gross negligence or willful misconduct, neither the Trustee as KEL HY Noteholder Trustee nor any of its Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall be responsible to any Person for any mistake, omission or error of judgment with respect to the value or valuation, genuineness, enforceability, existence, perfection or priority of any of the collateral to secure Parity Obligations, the determination of the fair market value of any collateral to secure Parity Obligations, or any other matters determined hereunder or under the other Financing Documents.

The Trustee, shall not be required to exercise any discretion or take any action under the Deed of Guarantee, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) solely upon the instructions and directions of holders of a majority in outstanding principal amount of the Notes, and such instructions shall be binding upon all Holders; provided, however, that the Trustee, shall not be required to take any action that (i) it in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the applicable Holders with respect to such action or (ii) is contrary to this Indenture or applicable law. In the absence of any such direction, the Trustee, will have no duty or obligation to take any action under the Deed of Guarantee. The Trustee shall not be charged with notice of any shortfalls, discharges, defaults, accelerations or other events under the Facility, the Corporate Revolver, the 7.125% Senior Notes, the 7.500% Senior Notes or any other document or agreement referenced in the Deed of Guarantee unless a Responsible Officer of the Trustee shall have received written notice thereof at the applicable Corporate Trust Office.

Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that the Deed of Guarantee Accession Agreement has been signed by Wilmington Trust, National Association, not in its individual capacity or personally but solely in its capacity as Trustee for the benefit of the Holders, in the exercise of the powers and authority conferred and vested in it under this Indenture, and in no event shall Wilmington Trust, National Association, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any Person under the Deed of Guarantee, any Finance Document or in any of the certificates, reports, documents, data, notices or agreements delivered pursuant hereto or thereto. The Trustee makes no representations or warranties as to nor assumes any responsibility for the correctness of the recitals contained in the Deed of Guarantee and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of the Deed of Guarantee Accession Agreement or the Deed of Guarantee and makes no representation with respect thereto. In entering into the Deed of Guarantee Accession Agreement, the Trustee shall be entitled to the benefit of every provision of this Indenture relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Trustee” hereunder.

Neither the Trustee nor any of its Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Deed of Guarantee or any Finance Document , or any certificate, financial statement or other document furnished at any time under or in connection with the Deed of Guarantee or any other Financing Document, (ii) the performance or observance of any of the terms, covenants or agreements of any obligor in the Deed of Guarantee or any other Financing Document, (iii) the validity, effectiveness, genuineness, value, enforceability or sufficiency of the Deed of Guarantee or any other Financing Document, or any other instrument or writing furnished in connection herewith or therewith or (iv) the attachment, perfection or priority of any security interest created or purported to be created under or in connection with any Financing Document. Without limiting the generality of the foregoing, in the absence of its own gross negligence or willful misconduct, neither the Trustee nor any of its Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall be responsible to any Person for any mistake, omission or error of judgment with respect to the value or valuation, genuineness, enforceability, existence, perfection or priority of any of the collateral to secure Parity Obligations, the determination of the fair market value of any collateral to secure Parity Obligations, or any other matters determined hereunder or under the other Financing Documents.

ARTICLE 12

SUBORDINATION OF NOTE GUARANTEES

Section 12.01        Agreement to Subordinate.

Each Guarantor agrees, and each Holder by accepting a Note agrees, that the Obligations of such Guarantor under its Note Guarantee are subordinated in right of payment, to the extent and in the manner provided in the Security Documents.

ARTICLE 13

SATISFACTION AND DISCHARGE

Section 13.01        Satisfaction and Discharge.

(a)            This Indenture will be discharged, and will cease to be of further effect as to all Notes, when:

(1)            (A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Registrar for cancellation; or

(B)             all Notes that have not been delivered to the Registrar for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of a redemption and, in each case, the Company has irrevocably deposited or caused to be deposited with the Paying Agent as funds in trust solely for the benefit of the holders of the Notes, U.S. dollars or U.S. Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not delivered to the Registrar for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

(2)            no Event of Default has occurred and will continue after the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Restricted Subsidiary is a party or by which the Company or any Restricted Subsidiary is bound;

(3)            the Company or any Restricted Subsidiary has paid or caused to be paid all other sums payable by it under this Indenture; and

(4)            the Company has delivered irrevocable instructions to the Paying Agent under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b)            The Company shall deliver to the Trustee and Paying Agent an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 13.02        Application of Trust Money.

(a)            Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b)            If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01; provided that if the Company has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 14

MISCELLANEOUS

Section 14.01        Limited Condition Transaction; Measuring Compliance.

(a)            With respect to any (i) Investment or acquisition, in each case, the consummation by the Company or any Subsidiary of which is not conditioned on the availability of, or on obtaining, third-party financing for such Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise) as applicable and (ii) redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment (any transaction described in clauses (i) or (ii), a “Limited Condition Transaction”), in each case for purposes of determining:

(1)            whether any Indebtedness (including Acquired Debt), Disqualified Stock or Preferred Stock that is being incurred or issued in connection with such Limited Condition Transaction is permitted to be incurred in compliance with Section 4.09;

(2)            whether any Lien being incurred in connection with such Limited Condition Transaction or to secure any such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be incurred in accordance with Section 4.10 and the definition of “Permitted Liens”;

(3)            whether any other transaction undertaken or proposed to be undertaken in connection with such Limited Condition Transaction complies with the covenants or agreements contained in this Indenture or the Notes; and

(4)            any calculation of the Fixed Charge Coverage Ratio, Consolidated Total Debt Ratio, Consolidated Net Income, and/or EBITDAX and/or Adjusted Consolidated Net Tangible Assets and, whether a Default or Event of Default exists in connection with the foregoing, at the option of the Company, the date that the definitive agreement (or other relevant definitive documentation) for such Limited Condition Transaction is entered into (the “Transaction Agreement Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” or “Consolidated Total Debt Ratio,” or “EBITDAX” and if the Company or the Restricted Subsidiaries could have taken such action on the relevant Transaction Agreement Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, if the Company elects to use the Transaction Agreement Date as the applicable date of determination in accordance with the foregoing, (i) such election may not be revoked, (ii) any fluctuation or change in the Fixed Charge Coverage Ratio, Consolidated Total Debt Ratio, Consolidated Net Income, EBITDAX or Adjusted Consolidated Net Tangible Assets of the Company, the target business, or assets to be acquired subsequent to the Transaction Agreement Date and prior to the consummation of such Limited Condition Transaction, will not be taken into account for purposes of determining whether any Indebtedness, Disqualified Stock, Preferred Stock or Lien that is being incurred or issued in connection with such Limited Condition Transaction is permitted to be incurred or issued or in connection with compliance by the Company or any of the Restricted Subsidiaries with any other provision of this Indenture or the Notes or any other action or transaction undertaken in connection with such Limited Condition Transaction and (iii) until such Limited Condition Transaction is consummated or the definitive agreements related thereto are terminated, such Limited Condition Transaction and all transactions proposed to be undertaken in connection therewith (including the incurrence of Indebtedness and Liens) will be given pro forma effect when determining compliance of other transactions (including the incurrence or issuance of Indebtedness, Disqualified Stock, Preferred Stock and Liens unrelated to such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness) that are consummated after the Transaction Agreement Date and on or prior to the consummation of such Limited Condition Transaction and any such transactions (including any incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof) will be deemed to have occurred on the Transaction Agreement Date and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before the consummation of such Limited Condition Transaction; provided that for purposes of any such calculation of the Fixed Charge Coverage Ratio, Consolidated Interest Expense will be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith.

(b)            Notwithstanding anything herein to the contrary, if the Company or any of its Restricted Subsidiaries (i) incurs Indebtedness, issues Disqualified Stock or Preferred Stock, creates Liens, makes Asset Sales, makes Investments, makes Restricted Payments, designates any Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or repays any Indebtedness, Disqualified Stock or Preferred Stock in connection with any Limited Condition Transaction under a ratio-based basket and (ii) incurs Indebtedness, issues Disqualified Stock or Preferred Stock, creates Liens, makes Asset Sales, Investments or Restricted Payments, designates any as a Restricted Subsidiary or an Unrestricted Subsidiary or repays any Indebtedness, Disqualified Stock or Preferred Stock in connection with any Limited Condition Transaction under a non-ratio-based basket (which shall occur within five Business Days of the events in clause (i) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket without regard to any such action under such non-ratio-based basket made in connection with such Limited Condition Transaction.

(c)            Compliance with any requirement relating to absence of Default or Event of Default may be determined as of the Transaction Agreement Date and not as of any later date as would otherwise be required under this Indenture.

(d)            In the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken on the same date that any other item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is incurred or issued, any other Lien is incurred or other transaction is undertaken, then the Fixed Charge Coverage Ratio will be calculated with respect to such incurrence, issuance or other transaction without regard to any other incurrence, issuance or transaction. Each item of Indebtedness, Disqualified Stock or Preferred Stock that is incurred or issued, each Lien incurred and each other transaction undertaken will be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the relevant Fixed Charge Coverage Ratio test.

Section 14.02        Notices.

(a)            Any notice or communication to the Company, any Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission (provided that, with respect to the Trustee, such electronic transmission shall be in the form of a pdf file of a document executed by the required Person), to its address:

if to the Company or any Guarantor:

c/o Kosmos Energy, LLC
8176 Park Lane, Suite 500
Dallas, TX 75231
Fax No.: (214) 445-9705
Email: jdoughty@kosmosenergy.com
Attention: General Counsel

with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Fax No: (212) 701-5658
Email: byron.rooney@davispolk.com
Attention: Byron B. Rooney, Esq.

if to the Trustee, Paying Agent, Transfer Agent or Registrar:

(a) for the purposes of presentment of the Notes for final payment thereon,

Wilmington Trust, National Association
c/o Wilmington Trust Company
1100 North Market Street
Wilmington, DE 19801
Attn: Workflow Management

and (b) for all other purposes,

Wilmington Trust, National Association
Global Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Fax No.: (612) 217-5651
Attention: Kosmos Energy Ltd. Administrator

and

The Company, any Guarantor, the Trustee, Paying Agent, Transfer Agent or Registrar, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b)            Notices will be deemed to have been given on the date of mailing or of publication as aforesaid or, if published on different dates, on the date of the first such publication; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)            Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)            [reserved]

(e)            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(f)            Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(g)            The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(h)            If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(i)            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 14.03        Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

(1)            an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.04) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that (A) subject to Section 5.01(c), no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D and (B) no Opinion of Counsel pursuant to this Section shall be required in connection with the issuance of Notes on the Issue Date.

Section 14.04        Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.07) shall include:

(1)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(4)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 14.05        Currency Indemnity

(a)            U.S. dollars are the sole currency of account and payment for all sums payable by the Company or the Guarantors under or in connection with the Notes, this Indenture and the Note Guarantees, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or any of the Guarantors or otherwise) by any holder of a Note in respect of any sum expressed to be due to it from the Company or the Guarantors will only constitute a discharge to the Company or the Guarantors, as the case may be, to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Company will indemnify such holder against any loss sustained by it as a result; and if the amount of U.S. dollars so purchased is greater than the sum originally due to such holder, such holder will promptly remit such excess to the Paying Agent who will in turn remit such amount to the Company. In any event, the Company will indemnify the recipient against the cost of making any such purchase.

(b)            For the purposes of the preceding subsection, it will be sufficient for the holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Company and the Guarantors, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a Note and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

Section 14.06        Consent to Jurisdiction and Service; Waiver of Immunities.

In relation to any legal action or proceedings arising out of or in connection with this Indenture, the Notes and the Note Guarantees, the Company and each Guarantor hereby irrevocably submit to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States of America. Each of the Guarantors hereby irrevocably designates and appoints Kosmos Energy, LLC as its agent for service of process in any such action.

To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under each of this Indenture, the Notes, the Note Guarantees and the Security Documents. In addition, the Company and each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-mentioned courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue for such suit is improper, or that this Indenture, the Notes, the Note Guarantees or the Security Documents or the subject matter hereof or thereof may not be enforced in such courts.

The Company and the Guarantors agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 14.07 shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against the Company or any Guarantor or its property in the courts of any other jurisdictions.

Section 14.07	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Transfer Agent or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.08	No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor (other than the Company in respect of the Notes and each Guarantor in respect of its Note Guarantee) under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.09	Governing Law.

THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.10	Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, AND THE HOLDERS (BY THEIR ACCEPTANCE OF THE NOTES) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW IRREVOCABLY WAIVE, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.11	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.12	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.13	Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.06.

Section 14.14	Severability; Entire Agreement.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Indenture and the exhibits hereto and the Notes and Security Documents set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

Section 14.15	Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee, pursuant to procedures approved by the Trustee. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

Section 14.16	Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.17	Facsimile and PDF Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 14.18	U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 14.19	Payments Due on Non-Business Days.

Except as otherwise set forth in Appendix A, in any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

Section 14.20	Accounting Provisions.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with U.S. GAAP, as in effect from time to time; provided that in the event that any Accounting Change occurs and such change would result in a change in the method of calculation of covenants, standards or terms as determined in good faith by the Company, then at the Company’s election, upon written notice of the Company to the Trustee, such covenants, standards or terms shall be calculated prior to giving effect to such Accounting Change as if such Accounting Change had not occurred.

[Signatures on following page]

Kosmos Energy Ltd.

By:
Name:
Title:

Kosmos Energy Operating

By:
Name:
Title:

Kosmos Energy International

By:
Name:
Title:

Kosmos Energy Development

By:
Name:
Title:

Kosmos Energy Ghana HC

By:
Name:
Title:

Kosmos Energy Equatorial Guinea

By:
Name:
Title:

[Signature page to Indenture for Floating Rate Senior Notes due 2022]

Kosmos Energy Finance International

By:
Name:
Title:

Kosmos Energy GOM Holdings, LLC

By:
Name:
Title:

Kosmos Energy Gulf of Mexico, LLC

By:
Name:
Title:

Kosmos Energy Gulf of Mexico Management, LLC

By:
Name:
Title:

Kosmos Energy Gulf of Mexico Operations, LLC

By:
Name:
Title:

[Signature page to Indenture for Floating Rate Senior Notes due 2022]

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title:

[Signature page to Indenture for Floating Rate Senior Notes due 2022]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND
ADDITIONAL NOTES

Section 1.1	Definitions.

(a)  Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Applicable Rate” means, in the case of Notes, (i) that bear interest at a rate based on the Eurocurrency Rate (a) during first Interest Period, 8.00% per annum, (b) during the second Interest Period, 8.50% per annum, (c) during the third Interest Period, 9.00% per annum and (d) during the fourth Interest Period, 9.50% per annum, and (ii) that bear interest at the Base Rate, (a) during first Interest Period, 7.00% per annum, (b) during the second Interest Period, 7.50% per annum, (c) during the third Interest Period, 8.00% per annum and (d) during the fourth Interest Period, 8.50% per annum.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day of determination plus ½ of 1%, and (c) the Eurocurrency Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the avoidance of doubt and solely for purposes of the definition of “Base Rate”, the Eurocurrency Rate for any day shall be based on the Screen Rate at approximately 11:00 a.m. London Time on such day (and shall not be based on the Screen Rate approximately 11:00 a.m. London time two Business Days prior to the commencement of such Interest Period, despite the definition of “Eurocurrency Rate”); it being understood that, the Base Rate shall be deemed to be not less than 1.00% per annum.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Commitment Letter” means that certain Commitment Letter, dated October 13, 2021, among Barclays Bank PLC, Standard Chartered Bank and Kosmos Energy Ltd., as amended, supplemented or otherwise modified from time to time.

“Default Rate” means the applicable interest rate plus 2.00% per annum.

“Extended Maturity Date” means June 30, 2027.

“Demand Failure Event” a failure of Kosmos Energy Ltd. to comply with its obligations under the Fee Letter that, after taking into account the timing of the Securities Marketing Provision, for ten business days after the Securities Demand.

“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank SA/NV, as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“Eurocurrency Rate” means, for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period of three months as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Company acting in good faith in its reasonable discretion; in each case the “Screen Rate”) at approximately 11:00 a.m. London time two Business Days prior to the commencement of such Interest Period; provided that (x) the Eurocurrency Rate shall be deemed to not be less than zero in all cases and (y) if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the Eurocurrency Rate shall be the Interpolated Rate; provided, that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided that, that if the Interpolated Rate is unavailable and the Base Rate is not applicable, then the Eurocurrency Rate shall be the last available LIBOR.

Notwithstanding anything to the contrary herein or in any other Transaction Document:

(a)	Replacing LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 3-month LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Transaction Document in respect of any setting of LIBOR on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Indenture or any other Transaction Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments shall continue to be made on the Interest Payment Dates.

(b)	Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Holders of the Notes by the Company without any amendment to, or further action or consent of any other party to, this Indenture or any other Transaction Document so long as the Company has not received, by such time, written notice of objection to such Benchmark Replacement from the majority of the Holders. At any time that the administrator of the Benchmark (other than LIBOR) has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, at the end of then-current Interest Period, the Notes will be deemed to have converted to Base Rate Notes until the expiration of the 5 Business Day period referred to above (at which point, the Notes will accrue interest at the Benchmark Replacement). During the period referenced in the foregoing sentence, if applicable, the component of Base Rate based upon the Benchmark that is being replaced will not be used in any determination of Base Rate.

2

(c)	Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Company will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Indenture.

(d)	Notices; Standards for Decisions and Determinations. The Company will promptly notify the Holders of the Notes of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Company pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

(e)	Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Company may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Company may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(f)	The Company shall notify the Trustee in writing (i) upon the occurrence of any Benchmark Transition Event and (ii) of any Benchmark Replacement, Benchmark Replacement Conforming Changes and other items affecting the interest rate of the Notes after a Benchmark Transition Event or the cessation of LIBOR.

(g)	The Trustee (including in its capacity as Paying Agent) shall have no (i) responsibility or liability for (A) the selection of an alternative reference rate (including, without limitation, whether the conditions for the designation of such rate have been satisfied or whether such rate is a Benchmark Replacement) (B) determination or calculation of a Benchmark Replacement, or (C) determination of whether a Benchmark Transition Event or Benchmark Replacement has occurred, and in each case under clauses (A) through (C) above shall be entitled to conclusively rely on the selection, determination, and/or calculation thereof as provided by the Company or (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of the Benchmark as described in the definition thereof, including as a result of the Company’s failure to select a Benchmark Replacement or the failure to calculate a Benchmark. The Trustee shall be entitled to conclusively rely on all notices from the Company regarding any Benchmark Replacement, including in regards to a Benchmark Transition Event, Benchmark Replacement and Benchmark Conforming Changes.

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(h)	Definitions.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Indenture as of such date.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to this Section titled “Replacing Future Benchmarks”, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate.

“Benchmark Replacement” means, for any Available Tenor:

(1)	For purposes of clause (a) of this Section, the first alternative set forth below that can be determined by the Company:

a)	the sum of: (i) Term SOFR and (ii) 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or

b)	the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the Available Tenor of LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of this Section; and

(2)	For purposes of clause (b) of this Section, the sum of (x) the alternate benchmark rate as described in clause (b) and (y) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Company as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Indenture and the other Transaction Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Company in its reasonable discretion acting in good faith decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Company in a manner substantially consistent with market practice (or, if the Company decides that adoption of any portion of such market practice is not administratively feasible or if the Company in its reasonable discretion acting in good faith determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Company in its reasonable discretion acting in good faith decides is reasonably necessary in connection with the administration of this Indenture and the other Transaction Documents).

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“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Company in its reasonable discretion acting in good faith in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Company decides that any such convention is not administratively feasible for the Company, then the Company in its reasonable discretion acting in good faith may establish another convention.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Holders of the Notes, so long as the Company has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Holders of the Notes, written notice of objection to such Early Opt-in Election from the Holders of the Notes holding a majority of such Notes.

“Early Opt-in Election” means the occurrence of:

(1)            a notification by the Company to the Trustee and the Holders of the Notes that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)            the election by the Company to trigger a fallback from LIBOR and the provision by the Company of written notice of such election to the Holders of the Notes.

“Floor” means the benchmark rate floor, if any, provided in this Indenture initially (as of the execution of this Indenture, the modification, amendment or renewal of this Indenture or otherwise) with respect to LIBOR.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

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“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“LIBOR” means the London interbank offered rate for U.S. dollars.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary to the next 1/100th of 1%) of the quotations for the day for such transactions received by the Company acting in good faith from three depository institutions of recognized standing selected by it.

“Fee Letter” means Fee Letter, dated October 13, 2021, among Barclays Bank PLC, Standard Chartered Bank and Kosmos Energy Ltd., as amended, supplemented or otherwise modified from time to time.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a) under the Securities Act and is not a QIB.

“Interest Period” means, (I) solely in the case of Bridge Notes (i) in the case of the first Interest Period, the period commencing on the Issue Date and ending on the first Interest Payment Date applicable to the Bridge Notes and (ii) in the case of each subsequent Interest Period, the period commencing on the last day of the immediately preceding Interest Period and ending on the next succeeding Interest Payment Date; and (II) solely in the case of the Extended Maturity Notes, (i) in the case of the first Interest Period, the period commencing on the Conversion Date and ending on the first Interest Payment Date applicable to the Extended Maturity Notes and (ii) in the case of each subsequent Interest Period, the period commencing on the last day of the immediately preceding Interest Period and ending on the next succeeding Interest Payment Date; provided that (x) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to clause (z) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (y) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (z) no Interest Period in respect of Bridge Notes shall extend beyond the Conversion Date.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Company in its reasonable discretion acting in good faith (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period for which the Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the Screen Rate for the shortest period (for which that Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

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“Prime Rate” means the rate of interest per annum publicly announced from time to time by Barclays Bank PLC as its prime rate in effect at its principal office in New York City and notified to the Company.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Total Cap” means 12.00% per annum.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1	(c)
“Definitive Notes Legend”	2.2	(e)
“ERISA Legend”	2.2	(e)
“Global Note”	2.1	(b)
“Global Notes Legend”	2.2	(e)
“IAI Global Note”	2.1	(b)
“Regulation S Global Note”	2.1	(b)
“Regulation S Notes”	2.1	(a)
“Restricted Notes Legend”	2.2	(e)
“Rule 144A Global Note”	2.1	(b)
“Rule 144A Notes”	2.1	(a)

Section 2.1	Form and Dating

(a)  The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

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(b)  Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued on the Issue Date, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A.

(c)  Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)  Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2	Transfer and Exchange.

(a)  Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i)  to register the transfer of such Definitive Notes; or

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(ii)  to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)  in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A or Exhibit B, as applicable, for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b)  Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A or Exhibit B, as applicable, for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.

(c)  Transfer and Exchange of Global Notes.

(i)  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

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(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)  Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)  Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A or Exhibit B, as applicable, for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A or Exhibit B, as applicable, for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(iii)  Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A or Exhibit B, as applicable, for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv)  Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in in Exhibit A or Exhibit B, as applicable) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

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(v)  If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.

(e)  Legends.

(i)  Except as permitted by Section 2.2(d) and this Section 2.2(e) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

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Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

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Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(ii)  Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A or Exhibit B, as applicable) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(iii)  Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f)  Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.

(g)  Obligations with Respect to Transfers and Exchanges of Notes.

(i)  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer into Extended Maturity Notes or pursuant to Sections 2.10, 3.06, 3.09, 4.15, 4.16 and 9.05 of this Indenture).

(iii)  Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

 13

(iv)  All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(v)  In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(h)  No Obligation of the Trustee.

(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

None of the Company, the Trustee or Paying Agent or any agent of them shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.3            Definitive Notes.

(a)  A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository or (iii) the Company, in its sole discretion and subject to the procedures of the Depository, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture. Any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.

 14

(b)  Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $200,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c)  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)  In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

 15

EXHIBIT A

[FORM OF FACE OF BRIDGE NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

CUSIP: U5007T AC9

ISIN: USU5007TAC90

[REGULATION S][IAI][GLOBAL] NOTE

Floating Rate Senior Notes due 2022

No. [RS-__] [RIAI-__]	[Up to][1] [$______________]

Kosmos Energy Ltd. promises to pay to [CEDE & CO.]2 [_______________] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]3 [of $_______ (_______ Dollars)]4 on October 13, 2022 (this Note shall be referred to as a “Bridge Note”).

Interest Payment Dates: For so long as this Note bears interest by reference to the Eurocurrency Rate January 13, 2022, April 13, 2022, July 13, 2022 and the Conversion Date or otherwise, on the last Business Day of each March, June, September and December through to and including the Conversion Date.

Record Dates: March 15, June 15, September 15 and December 15 (whether or not a Business Day) next preceding such Interest Payment Date.

[1]	Include in Global Notes.

[2]	Include in Global Notes

[3]	Include in Global Notes

[4]	Include in Definitive Notes

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

Kosmos Energy Ltd.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

Wilmington Trust, National Association, as Trustee

By:
Authorized Signatory

Dated:

[Reverse Side of Bridge Note]

Floating Rate Senior Notes due 2022

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	INTEREST

Kosmos Energy Ltd., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at a rate per annum equal to the Eurocurrency Rate for the applicable Interest Period, plus the Applicable Rate; provided, that (x) from and after the occurrence of a Demand Failure Event, this Note shall bear interest at a fixed rate per annum equal to the Total Cap and (y) during the continuance of an Event of Default, if the majority in principal amount of the outstanding Notes shall so notify the Trustee and the Company, the Notes shall bear interest at the Default Rate; provided, further, that to the extent the interest applicable to this Note is determined by reference to Base Rate pursuant to the following paragraph, this Note shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Rate.

Interest on this Note shall be due and payable (x) if this Note bears interest by reference to the Eurocurrency Rate, on January 13, 2022, April 13, 2022, July 13, 2022 and the Conversion Date and (y) otherwise, the last Business Day of each March, June, September and December through to and including the Conversion Date. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Bankruptcy Law .The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on an actual/360 day count basis. Whenever in this Note there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Company shall determine the interest rate and calculate the amount of interest due on each Interest Payment Date and shall provide written notice thereof to the Paying Agent and Trustee on the date of such determination. The Paying Agent and Trustee shall be permitted to conclusively rely on the Company’s determination of the interest rate and calculation of interest without liability, and shall have no liability for the failure or delay by the Company in determining the amount of interest or the payment thereof.

2.	MATURITY, CONVERSION AND EXCHANGE.

If the Bridge Notes have not been repaid in full on or prior to October 13, 2022 (the “Conversion Date”), then the Company shall take all necessary action in accordance with the applicable procedures of the Depositary to cause the full then-outstanding principal amount of Bridge Notes to be exchanged on such date for fixed rate senior notes due 2027 (any such notes, the “Extended Maturity Notes”), with each such Extended Maturity Note being issued pursuant to the provisions of the Indenture. Upon the consummation of such exchange at the Depositary, the Trustee shall, upon the Company’s written request, cancel on its records a principal amount of the Bridge Notes, which corresponding principal amount of the Bridge Notes shall be satisfied in full by the exchange of such Bridge Notes into the Extended Maturity Notes in accordance with the provisions hereof and, upon receipt of the Company’s request in an Authentication Order, the Trustee shall authenticate the Extended Maturity Notes; provided that, all accrued and unpaid interest and Additional Amounts, if any, on such Bridge Notes being exchanged shall be paid with respect to such Bridge Notes in connection with and prior to the exchange.

3.            METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on March 15, June 15, September 15 and December 15 (whether or not a Business Day) next preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

4.            PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Restricted Subsidiaries may act in any such capacity.

5.            INDENTURE. The Company issued the Notes under an Indenture, dated as of October 13, 2021 (as amended or supplemented from time to time, the “Indenture”), among Kosmos Energy Ltd., the Guarantors named therein and the Trustee, Paying Agent, Transfer Agent and Registrar. This Note is one of a duly authorized issue of Notes of the Company designated as its Floating Rate Senior Notes due 2022. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 and Section 4.09 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

6.            REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, optional repurchase and may be the subject of an Offer to Purchase, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes other than as described in the Indenture.

7.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes, governmental charges and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer or Asset Sale Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

8.            SUBORDINATION. The Obligations of each Guarantor under its Note Guarantee are subordinated in right of payment, to the extent and in the manner provided in the Security Documents. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and the Security Documents and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

10.          AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

11.          DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

12.          AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

13.          GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14.          CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

c/o Kosmos Energy, LLC
8176 Park Lane, Suite 500
Dallas, TX 75231
Fax No.: (214) 445-9705
Email: jdoughty@kosmosenergy.com
Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Registrar has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date: _________________
Signature of Signature
Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _________________
NOTICE:To be executed by an executive officer
Name:
Title:

Signature Guarantee*: __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-10

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE5

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated: _________________
Your Signature

[5]	Include only for Regulation S Global Notes.

A-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 of the Indenture, check the box below:

[   ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $200,000)

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*: __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*This schedule should be included only if the Note is issued in global form.

A-13

EXHIBIT B

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

B-1

CUSIP [144A: [•] / Reg S: [•]]

ISIN [144A: [•] / Reg S: [•]]

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

12.000% Senior Notes due 2027

No. [RA-__] [RS-__] [RIAI-__]	[Up to][6] [$______________]

Kosmos Energy Ltd. promises to pay to [CEDE & CO.]7 [_______________] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]8 [of $_______ (_______ Dollars)]9 on March 31, 2027.

Interest Payment Dates: December 31, March 31, June 30 and September 30, commencing December 31, 2022.

Record Dates: March 15, June 15, September 15 and December 15 (whether or not a Business Day) next preceding the applicable Interest Payment Date.

[6]	Include in Global Notes.

[7]	Include in Global Notes

[8]	Include in Global Notes

[9]	Include in Definitive Notes

B-2

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

Kosmos Energy Ltd.

By:
Name:
Title:

B-3

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

Wilmington Trust, National Association, as Trustee

By:
Authorized Signatory

Dated:

B-4

[Reverse Side of Note]

12.000% Senior Notes due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            INTEREST. Kosmos Energy Ltd., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 12.000% per annum until but excluding the maturity date. The Company shall pay interest quarterly in arrears on December 31, March 31, June 30 and September 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Conversion Date; provided that the first Interest Payment Date shall be December 31, 2022. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Whenever in this Note there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

2.            METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the March 15, June 15, September 15 and December 15 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Restricted Subsidiaries may act in any such capacity.

4.            INDENTURE. The Company issued the Notes under an Indenture, dated as of October 13, 2021 (as amended or supplemented from time to time, the “Indenture”), among Kosmos Energy Ltd., the Guarantors named therein and the Trustee, Paying Agent, Transfer Agent and Registrar. This Note is one of a duly authorized issue of Notes of the Company designated as its 12.000% Senior Notes due 2027. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 and Section 4.09 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

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5.            REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes, governmental charges and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer or Asset Sale Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7.           SUBORDINATION. The Obligations of each Guarantor under its Note Guarantee are subordinated in right of payment, to the extent and in the manner provided in the Security Documents. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and the Security Documents and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

8.           PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

9.           AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

10.         DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

11.         AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12.         GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13.         CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

B-6

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

c/o Kosmos Energy, LLC
8176 Park Lane, Suite 500
Dallas, TX 75231
Fax No.: (214) 445-9705
Email: jdoughty@kosmosenergy.com
Attention: General Counsel

B-7

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

B-8

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Registrar has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

B-9

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer
Name:
Title:

Signature Guarantee*: __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

B-10

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE10

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

10        Include only for Regulation S Global Notes.

B-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box below:

[   ] Section 4.15        [   ] Section 4.16

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$_______________	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $200,000)

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*: __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

B-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*This schedule should be included only if the Note is issued in global form.

B-13

EXHIBIT C

FORM OF
TRANSFEREE LETTER OF REPRESENTATION

Kosmos Energy Ltd.

[Address]
Fax No.: (___) ___-____
Email: __________@___.com
Attention: [_____________]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[_______] principal amount of the [Floating Rate Senior Notes due 2022] [Fixed Rate Senior Notes due 202[7]] (the “Notes”) of Kosmos Energy Ltd. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:______________________

Taxpayer ID Number:____________

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

C-1

TRANSFEREE:	_______________________________,

by:	______________________________

C-2

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [__], 20[__], among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Kosmos Energy Ltd., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October [ ], 2021, providing for the issuance of $400,000,000 aggregate principal amount of Floating Rate Senior Notes (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company [and the Guaranteeing Subsidiary] are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

3.            Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.            Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.            Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

D-1

7.             The Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee makes no representations as to the validity, execution, or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as a statement of the Company or the Guaranteeing Subsidiary, as applicable.

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

Wilmington Trust, National Association, as Trustee

By:
Name:
Title:

D-3